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                                                                    Exhibit 10.5
                                                                    ------------


         FORM OF MANAGED CARE AGREEMENT, dated as of    , 2002, between
Merck & Co., Inc., a New Jersey corporation ("Merck"), and Merck-Medco Managed
                                              -----
Care, L.L.C., a Delaware limited liability company ("Medco"; references to Medco
                                                     -----
in this Agreement shall include the Delaware corporation into which Merck-Medco Managed Care, L.L.C. will be converted in connection with the IPO referred to below).

         WHEREAS, Medco, an independently managed wholly-owned Subsidiary of Merck, is in the business of providing PBM Services to corporations, health maintenance organizations, unions, insurance carriers, government employee plans and others;

         WHEREAS, Merck is a pharmaceutical company engaged in the discovery, development, manufacturing and marketing of pharmaceutical products;

         WHEREAS, subject to certain conditions, Merck intends (1) to effect an initial public offering (the "IPO") of shares of the common stock of a successor to Medco, and (2) to distribute Merck's remaining interest in that successor entity to Merck's shareholders, in one or more transactions (the last such transaction, the "Final Distribution"), within twelve months of the consummation of the IPO; and

         WHEREAS, in anticipation of the IPO, Merck and Medco desire to enter into this Agreement to set forth (a) the terms upon which Medco will be entitled to receive rebates from Merck for the utilization, from and after the Effective Date, of Merck Products by Medco Plans and (b) other terms and provisions governing the relations of Merck and Medco from and after the Effective Date.

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Definitions.
         -----------

         "Acceptable Formulary Product" shall have the meaning set forth in
          ----------------------------
Section 2.5.

         "Acquiror(s)" means any Person or Persons (other than a Medco Party)
          -----------
party to a transaction that, if consummated, would constitute a Medco Acquisition Transaction.

         "Affiliate" means, with respect to any specified Person, any other
          ---------
Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that for purposes of this Agreement, neither Merck nor any of its Subsidiaries (other than Medco and its Subsidiaries) shall be deemed to be Affiliates of any Medco Party, and no Medco Party shall be deemed to be an Affiliate of Merck or any of its Subsidiaries (other than Medco and its Subsidiaries).


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         "Aggregate Medco Cost" has the meaning reflected in Annex B.
          --------------------

         "Applicable Percentage" has the meaning referenced in Annex B.
          ---------------------

         "Average Units Per Prescription Dispensed By A Medco Mail Service
          ----------------------------------------------------------------
Pharmacy" for any Calendar Quarter shall be the total Units for a Merck Product
--------
or Competitive Product dispensed by all Medco Mail Service Pharmacies divided by the total prescriptions of such Merck Product or Competitive Product dispensed by all Medco Mail Service Pharmacies.

         "Average Units Per Prescription Dispensed By A Pharmacy Participating
          --------------------------------------------------------------------
In The Medco Retail Network Of Pharmacies" for any Calendar Quarter shall be the
-----------------------------------------
total Units for a Merck Product or Competitive Product dispensed by all pharmacies participating in the Medco Retail Network of Pharmacies divided by the total prescriptions of such Merck Product or Competitive Product dispensed by all pharmacies participating in the Medco Retail Network of Pharmacies.

         "Basis" shall have the meaning set forth in Section 2.4.
          -----

         "Best Price" with respect to any Merck Product shall have the meaning
          ----------
set forth in Section 1927 of the Social Security Act.

         "Calendar Quarter" means the three-month period ending on each of March
          ----------------
31, June 30, September 30 and December 31 of any Calendar Year; provided, however, that (a) if the Effective Date is prior to July 1, 2002, for purposes of Article 2, the first Calendar Quarter under this Agreement shall be deemed to commence on the Effective Date and end on June 30, 2002 and (b) if this Agreement is terminated in accordance with Article 8 as of a date other than March 31, June 30, September 30 and December 31, for purposes of this Agreement, the final Calendar Quarter shall begin on the day after the conclusion of the preceding Calendar Quarter and end as of the date of such termination.

         "Calendar Year" means each twelve-month period ending on December 31;
          -------------
provided, however, that if this Agreement is terminated in accordance with
Article 8 as of a date other than December 31, for purposes of this Agreement, the final Calendar Year shall begin on the day after the conclusion of the preceding Calendar Year and end as of the date of such termination.

         "Catalog Price" means the per Unit price of any Merck Product as
          -------------
calculated based upon the catalog price published by Merck provided that, except as expressly otherwise provided herein, if the catalog price of any Merck Product as so published by Merck changes during any Calendar Quarter, the "Catalog Price" shall be the per Unit price as calculated based upon the catalog price so published for the largest number of days during such Calendar Quarter.

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         "Claims-Level Data" means, for all utilization of any Merck Product,
          -----------------
all Competitive Products and all other Pharmaceutical Products, individual claims-level data in the NCPDP standard file format, as set forth in Schedule
1.1. The "Encrypted Patient ID Code" field is specifically excluded from the definition of Claims-Level Data and has been replaced in Schedule 1.1 with a designation of "Filler" indicating that no data shall be inserted into that field. Medco shall not include such information in the data it delivers to Merck.

         "Competitive Products" mean, in relation to any Merck Product, for any
          --------------------
Calendar Quarter, all other Pharmaceutical Products included in the same Therapeutic Category as such Merck Product.

         "Conversion Factor" for any Calendar Quarter shall be the number
          -----------------
derived by dividing the Average Units Per Prescription Dispensed By A Medco Mail Service Pharmacy into the Average Units Per Prescription Dispensed By A Pharmacy Participating In The Medco Network Of Retail Pharmacies for each Merck Product or Competitive Product.

         "CPR Rules" shall have the meaning set forth in Section 9.2.
          ---------

         "Dispute" shall have the meaning set forth in Article 9.
          -------

         "Distribution Channel" means the Medco Mail Services Pharmacies or the
          --------------------
Medco Retail Network of Pharmacies, as applicable.

         "Effective Date" means the earlier of the IPO Closing Date and July 1,
          --------------
2002.

         "Eligible Medco Plan" means each Medco Plan that is not a Non-Eligible
          -------------------
Medco Plan.

         "Eligible Prescription" means any prescription for a Pharmaceutical
          ---------------------
Product dispensed by (a) a pharmacy participating in the Medco Retail Network of Pharmacies for which an Eligible Medco Plan or a Member thereof is entitled to reimbursement or (b) a Medco Mail Service Pharmacy for which an Eligible Medco Plan or a Member thereof is entitled to reimbursement; but shall expressly not include, unless otherwise determined by Merck in its sole discretion, (1) any prescription for which an Eligible Medco Plan or a Member thereof is entitled to any reimbursement from Medicaid, Medicare or any other federal or state program,
(2) any prescription dispensed under a Non-Eligible Medco Plan or any prescription dispensed using quantities of a Merck Product purchased by Medco or any of its immediate or intermediate suppliers outside the U.S. and (3) any prescription of a Pharmaceutical Product dispensed under a Medco Plan the P&T Committee of which has classified such Pharmaceutical Product as an Unacceptable Formulary Product. If any prescription for a Merck Product or Competitive Product that is not in a Unit Measured Therapeutic Category and which in

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accordance with the foregoing constitutes an Eligible Prescription is dispensed by a Medco Mail Service Pharmacy, for purposes of calculating Medco Market Share and otherwise under this Agreement, such prescription shall be multiplied by the Conversion Factor for such Merck Product or Competitive Product, in order to equate the prescriptions dispensed by any Medco Mail Service Pharmacy to prescriptions dispensed by a pharmacy participating in the Medco Retail Network of Pharmacies. If any prescription for a Merck Product or Competitive Product that is in a Unit Measured Therapeutic Category and which in accordance with the foregoing constitutes an Eligible Prescription contains a number of Units of such Merck Product or Competitive Product that is more or less than the Merck Unit Number for such Unit Measured Therapeutic Category, for purposes of calculating Medco Market Share and otherwise under this Agreement, such prescription shall be counted as that number of (or fraction of an) Eligible Prescription(s) of such Merck Product or Competitive Product, as applicable, that is equal to the number of Units contained in such prescription divided by the Merck Unit Number for such Unit Therapeutic Category.

         "Existing Medco Plan" means any March 31 Medco Plan or January 1 Medco
          -------------------
Plan. Each Existing Medco Plan shall at all times during the term of this Agreement be treated as such, regardless of any renewal, replacement, amendment or modification of the agreement between Medco and such Medco Plan or the sponsor thereof, except as provided in Section 10.6 of this Agreement.

         "Existing Merck Product" means, with respect to each Existing Medco
          ----------------------
Plan, any Merck Product available to Members under such Existing Medco Plan as of April 1, 2002.

         "FDA" means the United States Food and Drug Administration.
          ---

         "Formulary" or "Formularies" means, with respect to any Plan, any list
         ----------      -----------
or lists of prescription products that Members or others are encouraged to request and/or physicians are encouraged to prescribe, consistent with their professional medical judgment and applicable medical and pharmacy laws and procedures.

         "Formulary Managed Medco Plan" means any New Medco Plan in respect of
          ----------------------------
which a Medco Party designs and/or implements, directly or indirectly, the applicable Medco Plan's Formulary and in respect of which a Medco Party communicates with physicians and pharmacists on a routine basis to encourage appropriate utilization consistent with the Medco Plan's Formulary, and either

         (1) the benefit design of the Plan includes significant financial incentives (e.g., three-tier co-payments with significant differentials) for Members that are reasonably calculated to promote compliance with the Medco Plan's Formulary; or

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         (2)      the Medco Party implements programs for the significant
                  movement of market share to Merck Products, such as, but not limited to, Medco's Prescriber Choice Program, Medco's physician-calling program or other at least equally effective programs for the movement of market share, in at least three of the Select Therapeutic Categories.

Any other New Medco Plan that Merck elects to treat as a Formulary Managed Medco Plan, whether or not it meets the foregoing definition, shall be deemed to be a Formulary Managed Medco Plan for the purposes of this Agreement.

         "group of Members" means any group of Members under a Plan, all the
          ----------------
Members of which are entitled to receive substantially similar benefits under that Plan.

         "IMS" means IMS Health Incorporated or any successor entity thereto (or
          ---
any other Person selected by Merck that provides data and data services substantially identical to the data and data services provided by IMS Health Incorporated as of the date this Agreement).

         "Individual Formulary Access Rebate Amount" shall have the meaning
          -----------------------------------------
reflected in Annex B.

         "IPO Closing Date" means the date upon which the IPO is consummated.
          ----------------

         "January 1 Medco Plan" means any Medco Plan for which any Medco Party,
          --------------------
directly or through an intermediary, provided any PBM Services as of January 1, 2002 (or any successor Medco Plan).

         "Managed Eligible Medco Plan" means any Eligible Medco Plan which
          ---------------------------
utilizes (x) Medco's Preferred Prescriptions Formulary or Rx Selections Formulary (or, in each case, any successor or similar Formulary of any Medco Party), (y) a Formulary on which the status of the Merck Product and Competitive Products are substantially similar to the status thereof on Medco's Preferred Prescriptions Formulary or Rx Selections Formulary (or, in each case, any successor or similar Formulary of any Medco Party) or (z) any Formulary adopted with substantial input from a Medco Party. The fact that a Person other than a Medco Party has discretion to approve or disapprove a Formulary or to make decisions relating thereto in connection with an Eligible Medco Plan shall not disqualify such Plan from being deemed a Managed Eligible Medco Plan, provided that, if an independent P&T Committee is established unilaterally by any Medco Plan or the sponsor thereof exclusively for one or more Medco Plans and is unrelated to any Medco Party and to any P&T Committee established or utilized by any Medco Party (an "Independent P&T Committee"), such Plan shall not be deemed a Managed Eligible Medco Plan for purposes of this Agreement. Within 30 days from the execution of this Agreement, Medco shall deliver to Merck a list of all Medco Plans which Medco believes have an Independent P&T Committee, accompanied by complete and accurate supporting

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documents and information, and within 30 days following the delivery of complete and accurate documents and information Merck shall determine in its sole discretion whether such Medco Plans are Managed Eligible Medco Plans or Partially-Managed Eligible Medco Plans for purposes of this Agreement. Medco shall update such list annually and more frequently if requested by Merck upon not less than 10 business days' prior notice.

         "Mandatory Formulary Product" shall have the meaning set forth in
          ---------------------------
Section 2.5.

         "March 31 Medco Plan" means any Medco Plan for which any Medco Party,
          -------------------
directly or through an intermediary, provided any PBM Services as of March 31, 2002 (or any successor Medco Plan); provided that no Medco Plan that is a January 1 Medco Plan shall be deemed to be a March 31 Medco Plan.

         "MAS Premium Percentage" has the meaning reflected in Annex B.
          ----------------------

         "Medco" shall have the meaning set forth in the preamble to this
          -----
Agreement.

         "Medco Acquisition Transaction" means any direct or indirect
          -----------------------------
acquisition, by any Person or group of Persons acting together, in one or a series of transactions (including by means of a merger, consolidation or other business combination of or with Medco or any of its Affiliates), (i) of one or more businesses or assets of Medco and/or its Subsidiaries that generated five percent (5%) or more of the net revenue or net income of Medco and its Subsidiaries on a consolidated basis during the four Calendar Quarters prior to the consummation of such acquisition, or that constituted five percent (5%) or more of the total assets of Medco and its Subsidiaries on a consolidated basis as of the last day of the Calendar Quarter last ended prior to the consummation of such acquisition, measured either on a book value basis or a fair market value basis, or (ii) of beneficial ownership (as defined for purposes of Regulations 13D-13G under the Securities Exchange Act of 1934) of fifteen (15%) or more of any class of equity securities of Medco or of any Subsidiary of Medco that generated five percent (5%) or more of the net revenue or net income of Medco and its Subsidiaries on a consolidated basis during the four Calendar Quarters prior to the consummation of such acquisition or that held five percent (5%) or more of the total assets of Medco and its Subsidiaries on a consolidated basis as of the last day of the Calendar Quarter last ended prior to the consummation of such acquisition, measured either on a book value basis or a fair market value basis.

         "Medco Mail Service Pharmacies" means the pharmaceutical dispensing
          -----------------------------
functions located in the U.S. of the Medco Parties which utilize the United States Postal Service, common carriers or other means of distribution to deliver Pharmaceutical Products to Members under Medco Plans.

         "Medco Market Share" of a Pharmaceutical Product in any Therapeutic
          ------------------
Category under one or more Medco Plans, for any Calendar Quarter (or other period), shall be the percentage determined by dividing (a) the aggregate number of Eligible Prescriptions actually dispensed of the applicable Pharmaceutical Product under such Medco Plan or Medco Plans, as applicable during such Calendar Quarter (or other period), by (b) the aggregate number of Eligible Prescriptions actually dispensed of the applicable Pharmaceutical Product and all other Pharmaceutical Products in such Therapeutic Category, under such Medco Plan or Medco Plans, as applicable during such Calendar Quarter (or other period).

         "Medco Parties" means Medco and all Persons that at any time are
          -------------
Affiliates of Medco.

         "Medco Plan" means, for any Calendar Quarter, any Plan for which any
          ----------
Medco Party, directly or through an intermediary, provides any PBM Services during such Calendar Quarter; provided, however, that any Plan for which a Medco Party provides PBM Services pursuant to an agreement with Merck in its capacity as an employer shall not be deemed a "Medco Plan" for purposes of this Agreement.

         "Medco Retail Network of Pharmacies" shall mean the retail pharmacies
          ----------------------------------
or any other entity or function located in the U.S. under contract with Medco Parties to participate in providing prescription services to Members under Medco Plans.

         "Member" means, with respect to any Plan, any person entitled to
          ------
benefits under that Plan.

         "Merck Products" means initially the Pharmaceutical Products identified
          --------------
on Schedule 10.8 as "Merck Products." The Pharmaceutical Products constituting Merck Products shall be adjusted from time to time after the date of this Agreement in accordance with Section 10.8.

         "Merck Quarterly Revenue Amount" for any Calendar Quarter means the
          ------------------------------
Aggregate Medco Cost of all Eligible Prescriptions of all Merck Products dispensed in that Calendar Quarter.

         "Merck Unit Number" means, with respect to any Unit Measured
          -----------------
Therapeutic Category, the number of Units of the Merck Product in such Unit Measured Therapeutic Category generally included in one prescription of such Merck Product.

         "Minimum MAS Premium Percentage" has the meaning reflected in Annex B.
          ------------------------------

         "National Market Share" of any Merck Product, for any Calendar Quarter,
          ---------------------
means the percentage represented by (a) the number of prescriptions of such Merck Product, dispensed in the U.S. during such Calendar Quarter (excluding quantities of such Merck Product dispensed under Medco Plans), divided by (b) the aggregate number of prescriptions of such Merck Product and all Competitive Products in the same Therapeutic Category dispensed in the U.S. during such Calendar Quarter (not including quantities of such Merck Product and Competitive Products dispensed under Medco

Plans). The numbers referred to in clauses (a) and (b) of this definition, including, without limitation, the calculation of the amounts of Merck Products and Competitive Products dispensed under Medco Plans to be excluded from the computation of National Market Share, shall be determined by Merck based on national third-party prescription data and national mail prescription data furnished by IMS; provided, however, in the event that (x) the prescription data furnished by IMS at any time reflects a methodology for determining the number of prescriptions for Merck Products and/or any Competitive Products that is different than the methodology reflected by the data furnished as of the date of this Agreement by IMS to Merck and (y) in the judgment of Merck such change in methodology is reasonably likely to result in a determination of National Market Share for any Merck Product that is inconsistent with the determination that would result from the methodology reflected by the data furnished as of the date of this Agreement by IMS to Merck, the manner in which such National Market Share shall be determined, or the data utilized to make such determination, shall be adjusted to avoid such inconsistency.

         "NCPDP" shall mean the National Council for Prescription Drug Programs.
          -----

         "New Competitive Product" means any Pharmaceutical Product that becomes
          -----------------------
a Competitive Product after the date of this Agreement.

         "New Medco Plan" means any Medco Plan that is not an Existing Medco
          --------------
Plan.

         "New Medco Plan Effective Date" means, with respect to any New Medco
          -----------------------------
Plan, the first date upon which Members are or will be entitled to receive any prescriptions under such New Medco Plan.

         "New Merck Product" means each Merck Product that became or becomes a
          -----------------
Merck Product after the date of this Agreement.

         "Non-Eligible Medco Plan" means, for any Calendar Quarter, Medco's
          -----------------------
YOURxPlan; any cash card plan, including any cash card plan sponsored or administered by a state, federal or local governmental agency or instrumentality, for the purpose of providing discounts on Pharmaceutical Products and any similar program; any Plan with respect to which the Medco Parties' primary role is to provide claims processing services, including Merck's patient assistance programs; any Plan with respect to which the Medco Parties' primary role is to dispense Pharmaceutical Products utilizing Medco Mail Service Pharmacies; any Plan pursuant to which Members pay all or a substantial part of the cost of Pharmaceutical Products dispensed thereunder without the right of Members to obtain subsequent reimbursement for a substantial portion of such cost; and any New Medco Plan that is not a Formulary Managed Medco Plan.

         "Notification" shall have the meaning set forth Section 10.6.
          ------------

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         "Partially-Managed Eligible Medco Plan" means any Eligible Medco Plan
          -------------------------------------
that is not a Managed Eligible Medco Plan.

         "P&T Committee" shall mean, with respect to any Medco Eligible Plan,
          -------------
the P&T Committee as defined in Section 2.5.

         "PBM Services" means any substantial prescription drug benefit
          ------------
management services, including but not limited to management of retail pharmacy networks, payment of claims to pharmacies for prescription drugs, drug utilization review, Formulary management services and drug benefit management services.

         "Person" means any individual, corporation, association, partnership
          ------
(general or limited), joint venture, trust, estate, limited liability company or other legal entity or organization.

         "Pharmaceutical Product" means any pharmaceutical product (a) approved
          ----------------------
by the FDA for a particular use; (b) which may be dispensed only pursuant to a prescription under the rules and regulations of the FDA; and (c) for which the manufacturer (or its licensees or assignees) has marketing exclusivity under the Food, Drug and Cosmetic Act, the Orphan Drug Act of 1984, or any law, statute, regulation or order having a similar effect, or by virtue of one or more patents granted by the United States Patent and Trademark Office, such that no other product can be marketed by another Person for the same purpose without violating such marketing exclusivity or infringing such patent.

         "Plan" means any third-party payor plan, agreement or arrangement
          ----
through which Members are entitled to receive Pharmaceutical Products.

         "prescription" means a legal and valid order to dispense a
          ------------
Pharmaceutical Product.


         "Representatives" means, with respect to any Person, such Person's
          ---------------
officers, employees, including account executives, agents and other representatives.

         "Select Therapeutic Categories" means initially the following
          -----------------------------
Therapeutic Categories: ARBs, Arthritis & Analgesia, Asthma Controllers, HMGs, Migraine, Osteoporosis. The Therapeutic Categories constituting Select Therapeutic Categories shall be subject to adjustment in accordance with Section 10.8.

         "Subsidiary" of any Person means any corporation or other organization
          ----------
whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries. For purposes of this Agreement, neither Medco nor any of its Subsidiaries shall be deemed to be a Subsidiary of Merck.

         "Therapeutic Category" means initially the categories set forth on
          --------------------
Schedule 10.8, subject to adjustment in accordance with Section 10.8. Each Therapeutic Category shall include initially the Merck Products and the Competitive Products set forth with respect thereto on Schedule 10.8, subject to adjustment in accordance with Section 10.8.

         "Unacceptable Formulary Product" shall have the meaning set forth in
          ------------------------------
Section 2.5.

         "Unit" means the smallest quantity available for use as one
          ----
administration of a Pharmaceutical Product.

         "Unit Measured Therapeutic Category" means any Therapeutic Category for
          ----------------------------------
which the Medco Market Share of a Merck Product contained therein shall be measured based on number of Units dispensed, rather than number of prescriptions dispensed. Merck may from time to time designate or withdraw any Therapeutic Category as a "Unit Measured Therapeutic Category" with respect to any one or more Calendar Quarters by written notice to Medco. As of the date of this Agreement, the Therapeutic Category that includes Maxalt(R) shall be deemed to be a "Unit Measured Therapeutic Category."

         "U.S." means the 50 states of the United States of America and the
          ----
District of Columbia (and, if determined by Merck in its sole discretion with respect to any Medco Plan, for purposes of such Medco Plan, Puerto Rico) .

         "Zocor(R)General Control Eligible Medco Plan" means, with respect to
          -------------------------------------------
any Calendar Quarter, each Eligible Medco Plan that (a) is an Existing Medco Plan or a New Medco Plan that constitutes a Formulary Managed Medco Plan, and
(b) is not a Zocor(R)High Control Eligible Medco Plan.

         "Zocor(R)High Control Eligible Medco Plan" means, with respect to any
          ----------------------------------------
Calendar Quarter, each Eligible Medco Plan which Merck determines in its sole discretion has features which enable the Plan or its sponsor to exercise a high level of control over influencing the market share of Pharmaceutical Products in the Therapeutic Category that includes Zocor(R). Examples of such features would include (a) Zocor(R) being the only Pharmaceutical Product available to Members of a Plan for which any reimbursement is provided by the Plan to a pharmacy or Member during such Calendar Quarter in the Therapeutic Category that includes Zocor(R) , (b) the co-payment payable by Members during such Calendar Quarter for an Eligible Prescription of Zocor(R) being at least $15 less than the lowest co-payment payable by Members for any Eligible Prescription of any Competitive Product, or (c) active management of utilization within the Therapeutic Category that includes Zocor(R) for the benefit of the utilization of Zocor(R) by Members of such Plan. In no event shall a Medco Plan constitute a Zocor(R)High Control Eligible Medco Plan unless such Plan is an Existing Medco Plan that constitutes an Eligible Medco Plan or a New Medco Plan that constitutes a Formulary Managed Medco Plan.

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2. Access.
   ------

         2.1. Existing Medco Plans. (a) Medco shall ensure that, at all times
              --------------------
prior to the expiration of the term of this Agreement (or, if earlier, until the time at which the applicable product is no longer a Merck Product), (x) each Existing Merck Product under each Existing Medco Plan that is a Managed Eligible Medco Plan shall continue to be made available to Members under such Existing Medco Plan on a Basis no less favorable than the Basis upon which such Existing Merck Product was made available to Members under such Existing Medco Plan as of January 1, 2002 (in the case of a January 1 Medco Plan) or March 31, 2002 (in the case of a March 31 Medco Plan) and (y) for each Existing Merck Product under each Existing Medco Plan that is a Managed Eligible Medco Plan, the relative level of the access of Members to, and the Formulary status of, such Existing Merck Product under such Existing Medco Plan, as compared to the level of access of Members to, and the Formulary status of, Competitive Products under such Existing Medco Plan, shall be at least as favorable to such Existing Merck Product as on January 1, 2002 (in the case of a January 1 Medco Plan) or March 31, 2002 (in the case of a March 31 Medco Plan).

         (b) Medco shall use its best efforts to ensure that, at all times prior to the expiration of the term of this Agreement (or, if earlier, until the time at which the applicable product is no longer a Merck Product), (x) each Existing Merck Product under each Existing Medco Plan that is a Partially-Managed Eligible Medco Plan shall continue to be made available to Members under such Existing Medco Plan on a Basis no less favorable than the Basis upon which such Existing Merck Product was made available to Members under such Existing Medco Plan as of January 1, 2002 (in the case of a January 1 Medco Plan) or March 31, 2002 (in the case of a March 31 Medco Plan) and (y) for each Existing Merck Product under each Existing Medco Plan that is a Partially-Managed Eligible Medco Plan, the relative level of the access of Members to, and the Formulary status of, such Existing Merck Product under such Existing Medco Plan, as compared to the level of access of Members to, and the Formulary status of, Competitive Products under such Existing Medco Plan, shall be at least as favorable to such Existing Merck Product as on January 1, 2002 (in the case of a January 1 Medco Plan) or March 31, 2002 (in the case of a March 31 Medco Plan).


         (c) Medco shall ensure that as promptly as practicable and in any event within 30 days after any New Merck Product which is designated as a Merck Product is determined by the responsible P&T Committee to be a Mandatory Formulary Product or an Acceptable Formulary Product in accordance with the provisions of Section 2.5 of this Agreement through the remainder of the term of this Agreement (or, if earlier, until the time at which such New Merck Product is no longer a Merck Product), (x) such New Merck Product shall be made available to Members under each Existing Medco Plan for which such P&T Committee is responsible that is a Managed Eligible Medco Plan on a Basis no less favorable than the Basis upon which any Competitive Product is then made available to Members under such Existing Medco Plan and (y) the level of access of Members to, and the Formulary status of, such New Merck Product under each Existing Medco Plan for which such P&T Committee is responsible that is an Eligible Medco Plan shall be no less favorable to such New Merck Product than the level of access of Members to, and the Formulary status of, Competitive Products under such Eligible Medco Plan.

         (d) Medco shall use its best efforts so that as promptly as practicable and in any event within 30 days after any New Merck Product which is designated as a Merck Product is determined by the responsible P&T Committee to be a Mandatory Formulary Product or an Acceptable Formulary Product (or to have any similar classification) in accordance with the provisions of Section 2.5 of this Agreement through the remainder of the term of this Agreement (or, if earlier, until the time at which such New Merck Product is no longer a Merck Product),
(x) such New Merck Product shall be made available to Members under each Existing Medco Plan for which such P&T Committee is responsible that is a Partially-Managed Eligible Medco Plan on a Basis no less favorable than the Basis upon which any Competitive Product is then made available to Members under such Existing Medco Plan, and (y) the level of access of Members to, and the Formulary status of, such new Merck Product under each Existing Eligible Medco Plan for which such P&T Committee is responsible that is a Partially-Managed Eligible Medco Plan shall be no less favorable to such New Merck Product than the level of access of Members to, and the Formulary status of, any Competitive Product under such Existing Eligible Medco Plan. The parties agree and acknowledge that it would be inconsistent with Medco's "best efforts" obligation under this Section 2.1(d) and under Section 2.2(b) for any Medco Party to enter into or maintain in effect any agreement or arrangement that would provide direct or indirect inducements for any Medco Plan to provide its Members with a level of access to any Merck Product, or provide for a Formulary status with respect to any Merck Product, that is less favorable to such Merck Product than the level of access provided to Members with respect to, or Formulary status of, any Competitive Product under such Medco Plan. In addition, for purposes of this
Section 2.1(d) and Section 2.2(b), Medco's obligation to use "best efforts" shall require, at a minimum and without limitation, that (1) Medco use its best efforts to cause any New Merck Product to be promptly and timely submitted to the P&T Committee of each Partially-Managed Eligible Medco Plan and ensure that each such P&T Committee gives timely consideration to the New Merck Product in accordance with the requirements of Section 2.5 and (2) Medco ensure that, as promptly as practicable and in any event within 30 days after such New Merck Product is determined by the responsible P&T Committee to be a Mandatory Formulary Product or an Acceptable Formulary Product (or to have any similar classification) in accordance with the provisions of Section 2.5 of this Agreement through the remainder of the term of this Agreement (or, if earlier, until the time at which such New Merck Product is no longer a Merck Product), such New Merck Product shall have a Formulary status under each Formulary of each Partially-Managed Eligible Medco Plan that is no less favorable to such New Merck Product than the status of Competitive Products under such Formulary. In the event that, with respect to any New Merck Product, Medco fails to comply with its obligation under clause
(2) of the prior sentence with respect to any Eligible Medco Plan, Medco shall be deemed to have failed to comply with its obligations under Sections 2.1(d), 2.2(b), or 2.5(b), as applicable, with respect to such New Merck Product, under that Eligible Medco Plan during the period from the time such New Merck Product was designated as a Merck Product hereunder until the first full Calendar Quarter during which the Formulary status of such New Merck Product under such Eligible Medco Plan is no less favorable than the Formulary status of any Competitive Product.

    2.2.  New Medco Plans.
          ---------------

         (a) With respect to each New Medco Plan that is a Managed Eligible Medco Plan, Medco shall ensure that, at all times from (x) in the case of a Merck Product other than a New Merck Product, the New Medco Plan Effective Date of such New Medco Plan or (y) in the case of a New Merck Product, the later of
(i) as promptly as practicable and in any event within 30 days after such New Merck Product is determined by the responsible P&T Committee to be a Mandatory Formulary Product or an Acceptable Formulary Product in accordance with the provisions of Section 2.5 of this Agreement and (ii) the New Medco Plan Effective Date of such New Medco Plan, in each case, through the remainder of the term of this Agreement (or, if earlier, until the time at which such product is no longer a Merck Product), (A) such Merck Product shall be made available under such New Medco Plan on a Basis no less favorable than the Basis upon which any Competitive Product is then made available to Members under such New Medco Plan and (B) the level of access of Members to, and the Formulary status of, such Merck Product under such New Medco Plan shall be no less favorable to such Merck Product than the level of access of Members to, and the Formulary status of, any Competitive Product under such New Medco Plan.

         (b) With respect to each New Medco Plan that is a Partially-Managed Eligible Medco Plan, Medco shall use its best efforts to ensure that, from (x) in the case of a Merck Product other than a New Merck Product, the New Medco Plan Effective Date of such New Medco Plan or (y) in the case of a New Merck Product, the later of (i) as promptly as practicable and in any event within 30 days after such New Merck Product is determined by the responsible P&T Committee to be a Mandatory Formulary Product or an Acceptable Formulary Product (or to have any similar classification) in accordance with the provisions of Section
2.5 of this Agreement and (ii) the New Medco Plan Effective Date of such New Medco Plan, in each case, through the remainder of the term of this Agreement (or, if earlier, until the time at which such product is no longer a Merck Product), (A) such Merck Product shall be made available under such New Eligible Medco Plan on a Basis no less favorable than the Basis upon which any Competitive Product is then made available to Members under such New Medco Plan and (B) the level of access of Members to, and the Formulary status of, such

Merck Product under such New Medco Plan shall be no less favorable to such Merck Product than the level of access of Members to, and the Formulary status of, any Competitive Product under such New Medco Plan.

         2.3. Availability of New Competitive Products; Representation to Medco
              -----------------------------------------------------------------
Eligible Plans.
--------------

         (a) Nothing contained in Sections 2.1 or 2.2 shall be interpreted to prohibit any Medco Party from including in Formularies for any Eligible Medco Plan any New Competitive Product, provided that no Merck Product in the same Therapeutic Category is made available to Members under such Medco Plan on a Basis less favorable than the Basis upon which such New Competitive Product is made available to Members under such Eligible Medco Plan and the level of access of Members to, and the Formulary status of, any such Merck Product is no less favorable to such Merck Product than the level of access of Members to, and the Formulary status of, such New Competitive Product under such Eligible Medco Plan.

         (b) Nothing contained in Sections 2.1, 2.2 or 2.3(a) shall be interpreted to prohibit any Medco Party from representing on any Formulary to Eligible Medco Plans and sponsors thereof, for any Merck Product, the daily cost of therapy for such Merck Product relative to Competitive Products; provided that any such representation of relative daily cost of therapy shall be based upon relative net effective cost to the relevant Plan.

         2.4. Definition of "Basis." A Merck Product shall be deemed to be made
              --------------------
available to Members under an Eligible Medco Plan on a "Basis" less favorable than (1) for purposes of Sections 2.1(a) and 2.1(b), the Basis upon which such Merck Product was made available on January 1, 2002 (in the case of a January 1 Medco Plan) or March 31, 2002 (in the case of a March 31 Medco Plan) or (2) for purposes of Sections 2.1(c), 2.1(d), 2.2(a), 2.2(b) and 2.3(a), the Basis upon which a Competitive Product is made available, if:

         (a) such Merck Product's status under the Eligible Medco Plan as the therapy for a particular condition is less favorable than its status as therapy for such condition on January 1, 2002 (in the case of a January 1 Medco Plan) or March 31, 2002 (in the case of a March 31 Medco Plan) (for purposes of Section 2.1(a) and 2.1(b)), or is less favorable than that of any Competitive Product (for purposes of Sections 2.1(c), 2.1(d), 2.2(a), 2.2(b) and 2.3(a)), except as a result of a reclassification of such Merck Product from being either a Mandatory Formulary Product or an Acceptable Formulary Product to being an Unacceptable Formulary Product in accordance with Section 2.5(c). Although the parties acknowledge that the definition of status as therapy for a condition will be different from Medco Plan to Medco Plan, examples of levels of status of

Pharmaceutical Products under Medco Plans as therapy for a condition are (from highest status downward): exclusive first-line therapy; first-line therapy on equal status with a limited number of other specific Competitive Products; second-line therapy on equal status with specific Competitive Products as the second-line therapy, etc.;

         (b) the amount of any co-payment payable by a Member to fill a prescription for such Merck Product (i) is increased from the amount of the co-payment in effect as of January 1, 2002 (in the case of a January 1 Medco
Plan) or March 31, 2002 (in the case of a March 31 Medco Plan) at an annual rate (whether measured in dollars or as a percentage) that is greater than the rate of co-payment increase applicable to any Competitive Product (for purposes of Sections 2.1(a) and 2.1(b)), (ii) is decreased from the amount of the co-payment in effect as of January 1, 2002 (in the case of a January 1 Medco Plan) or March 31, 2002 (in the case of a March 31 Medco Plan) at an annual rate (whether measured in dollars or as a percentage) that is less than the rate of co-payment decrease applicable to any Competitive Product (for purposes of Sections 2.1(a) and 2.1(b)) or (iii) is greater than the co-payment applicable to any Competitive Product (for purposes of Sections 2.1(c), 2.1(d), 2.2(a), 2.2(b) and 2.3(a)); or

         (c) other forms of inducement or encouragement are offered or communicated, directly or indirectly, by any Medco Party to any Eligible Medco Plan or Members of such Eligible Medco Plan or any of their physicians or pharmacists, that have the purpose or effect of encouraging such Eligible Medco Plan, Members or physician or pharmacist to favor a Competitive Product over any Merck Product.

   2.5.  P&T Committee.
         -------------

         (a) The parties acknowledge that the determination of the Formulary status, if any, of any New Merck Product for each Eligible Medco Plan may be subject to prior action with respect to such New Merck Product by the independent Pharmacy and Therapeutics Committee of Physicians and Pharmacists with the authority to evaluate Pharmaceutical Products for safety and efficacy (the "P&T Committee") for such Eligible Medco Plan. Medco represents and warrants that each P&T Committee established or utilized by Medco that is responsible for any Managed Eligible Medco Plan is structured and managed so that (a) its decisions with respect to Merck Products are based solely on objective clinical factors and other factors unrelated to (i) the price or cost of such Merck Product, (ii) other financial criteria or (iii) financial objectives of Medco, (b) its evaluations of the safety of Merck Products are based solely on clear and objective safety reasons based on valid scientific data or authorized FDA directives specifically concerning the safety of such products, and (c) it will take action with respect to a Merck Product to classify such product as (x) mandatory for Formulary inclusion (a "Mandatory Formulary Product"), (y) acceptable for Formulary inclusion (an "Acceptable Formulary Product"), or (z) unacceptable for Formulary inclusion (an "Unacceptable Formulary Product"), with respect to any or all of the FDA-approved indications for such Merck Product; provided that any determination under this clause (z) shall be based solely on clear and objective safety reasons based on valid scientific data or authorized FDA directives specifically concerning the safety of the relevant Merck Product. Medco represents and warrants that each P&T Committee that is responsible for any Partially-Managed Eligible Medco Plan is structured so that such P&T Committee will take action with respect to a Merck Product to classify such product as (x) a Mandatory Formulary Product or as having a similar classification, (y) Acceptable Formulary Product or as having a similar classification, or (z) an Unacceptable Formulary Product or as having a similar classification, with respect to any or all of the FDA-approved indications for such Merck Product. Medco further represents and warrants that each Existing Merck Product is classified by each P&T Committee either as a Mandatory Formulary Product or as an Acceptable Formulary Product.

         (b) Medco shall (i) promptly and timely submit each New Merck Product to the P&T Committee responsible for each Managed Eligible Medco Plan, (ii) ensure that each such P&T Committee responsible for any Eligible Medco Plan review the New Merck Product in accordance with the requirements of this Article 2 within 4 months from the date such New Merck Product becomes a Merck Product and (iii) recommend that each New Merck Product be classified by the responsible P&T Committee as an Acceptable Formulary Product or Mandatory Formulary Product for each Managed Eligible Medco Plan. Medco shall (i) use its best efforts to cause each New Merck Product to be promptly and timely submitted to the P&T Committee responsible for each Partially-Managed Eligible Medco Plan, (ii) use its best efforts to ensure that each such P&T Committee responsible for any Partially-Managed Eligible Medco Plan review the New Merck Product in accordance with the requirements of this Article 2 within 4 months from the date such New Merck Product becomes a Merck Product and (iii) recommend to the Plan sponsor, and use its best efforts to recommend to the responsible P& T Committee, that each New Merck Product be classified by the responsible P&T Committee as an Acceptable Formulary Product or Mandatory Formulary Product for each Partially-Managed Eligible Medco Plan.

         (c) Notwithstanding anything contained herein to the contrary, the P&T Committee responsible for an Eligible Medco Plan may at any time determine to reclassify a Mandatory Formulary Product or an Acceptable Formulary Product to be an Unacceptable Formulary Product as a result of clear and demonstrated objective safety reasons based on valid scientific data or authorized FDA directives specifically concerning the safety of such product.

         2.6. Adverse Impact on a Plan Sponsor/Removal of Therapeutic Category
              ----------------------------------------------------------------
by Plan Sponsor.
---------------


         (a) Notwithstanding anything in this Article 2 to the contrary, in the event that, in any Calendar Quarter, Medco fails, with respect to any Merck Product under any Eligible Medco Plan, to ensure or to use best efforts to ensure, as applicable, that (1) such Merck Product is made available to Members under such Eligible Medco

Plan on the Basis required by Section 2.1 or 2.2 (without regard for this Section 2.6), or (2) the level of access of Members to such Merck Product, or the Formulary status of such Merck Product, under such Eligible Medco Plan complies with Section 2.1 or 2.2 (without regard for this Section 2.6), such failure shall not constitute a breach of such Section (subject to Section 2.6(c)) if and to the extent that (x) Medco's so ensuring or so using best efforts to ensure would have a clear and objective material adverse economic impact on a Plan sponsor (provided that the foregoing shall not excuse Medco from taking any action that it would otherwise be required to take to comply with Sections 2.1 and 2.2 if and to the extent that such action would not have a clear and objective material adverse economic impact on a Plan sponsor) and (y) Medco complies with Section 2.6(c).

         (b) Notwithstanding anything in this Article 2 to the contrary, in the event that any Existing Merck Product is not included, during any Calendar Quarter (or portion thereof), in any Formulary under an Existing Medco Plan that constitutes an Eligible Medco Plan as a result of the unilateral removal by the Plan sponsor from such Formulary of all Pharmaceutical Products in the Therapeutic Category that includes such Merck Product, Medco shall not be deemed to have breached its obligations under Section 2.1(a) or 2.1(b), as applicable, so long as Medco complies with Section 2.6(c).

         (c) If at any time Medco learns, or has reason to expect, that Section 2.6(a) or 2.6(b) may become applicable with respect to any Merck Product or Merck Products at one or more Eligible Medco Plans of a Plan sponsor, Medco shall provide written notice to Merck within 5 business days after Medco learns of or expects such circumstance, together with any information in Medco's possession relating thereto (including, without limitation, such economic and other information that forms the bases for Medco's view that Section 2.6(a) or 2.6(b) may become applicable), in order to permit Merck to engage in discussions with Medco and with the relevant Plan sponsor(s) to seek to resolve such circumstance. Medco shall cooperate with Merck in connection with the foregoing, including participating in any meetings requested by Merck and assisting Merck in seeking to resolve such circumstance. Medco shall keep Merck informed on a current basis of any developments relating to any circumstance referred to in this paragraph and shall provide Merck with adequate opportunity to take actions to resolve that circumstance in a timely manner and in any event prior to the time action is taken by Medco or any Plan sponsor that would adversely affect Merck. Medco's providing of notice or information to Merck as contemplated by this Section 2.6(c) and Merck's taking of any action in response to, or in connection with, such notice or information from Medco shall not excuse any failure by Medco to comply with any of its obligations under this Agreement, including Sections 2.1, 2.2, 2.3, 2.4, 2.5 and 6.1. Medco represents and warrants to Merck that, as of the date of this Agreement, Medco has no reason to expect that Section 2.6(a) may become applicable with respect to any Merck Product or Merck Products at one or more Eligible Medco Plans of any Plan sponsor.

         (d) In the event that, with respect to any Calendar Quarter, (1) Medco would be in breach of Section 2.1 or 2.2 with respect to one or more Merck Products under an Eligible Medco Plan (but for Section 2.6(a)) and (2) for the preceding Calendar Quarter, the Aggregate Medco Cost for all Eligible Prescriptions of such Merck Product or Merck Products under such Eligible Medco Plan constituted 20% or more of the Aggregate Medco Cost for all Eligible Prescriptions of all Merck Products under such Eligible Medco Plan, Merck shall have the right to elect, with respect to such Calendar Quarter, that no Individual Formulary Access Rebate Amount shall be paid in respect of any Eligible Prescription under such Eligible Medco Plan.

         (e) In the event that, with respect to any Calendar Quarter, Medco would be in breach of Section 2.1(a) or 2.1(b) with respect to an Existing Merck Product under an Existing Medco Plan that constitutes an Eligible Medco Plan (but for Section 2.6(b)), Merck shall have the right to elect, with respect to such Calendar Quarter, that no Individual Formulary Access Rebate Amount shall be paid in respect of Eligible Prescriptions of such Existing Merck Product under such Eligible Medco Plan.

      3. Performance Parameters.
         ----------------------

         3.1. Performance Requirements. For each Calendar Quarter beginning on
              ------------------------
or after July 1, 2002, the MAS Premium Percentage of all Merck Products under all Eligible Medco Plans in the aggregate shall be no less than the Minimum MAS Premium Percentage of all Merck Products for such Calendar Quarter.

         3.2. Liquidated Damages.
              ------------------

         (a) In the event that, for any Calendar Quarter, the Merck Products fail to achieve the Minimum MAS Premium Percentage for such Calendar Quarter required by Section 3.1, Medco shall pay to Merck, as liquidated damages, an amount equal to the product obtained by multiplying (x) the excess of (i) the amount determined by multiplying (A) the Merck Quarterly Revenue Amount for such Calendar Quarter by (B) a fraction, (I) the numerator of which shall be equal to the sum of the Minimum MAS Premium Percentage for such Calendar Quarter plus 100% and (II) the denominator of which shall be equal to the sum of the MAS Premium Percentage for such Calendar Quarter plus 100%, over (ii) the Merck Quarterly Revenue Amount for such Calendar Quarter by (y) the Applicable Percentage.

         (b) Any payment required to be made by Medco pursuant to 3.2(a) shall be paid to Merck within ten business days after Medco's receipt of a written request for such payment from Merck setting forth the calculations used by Merck in determining the amount of such payment.

         (c) The parties agree that Merck's rights under this Section 3.2 shall not in any way impair Merck's rights to pursue any equitable remedy it may be entitled to pursue against Medco. The parties further agree that the agreement contained in
Section 3.1 is an integral part of this Agreement, that the damages that would be suffered by Merck as a result of Medco's failure to meet its obligations with respect to the required Minimum MAS Premium Percentage are inherently incapable of precise calculation and that the amounts that Merck is entitled to receive under this Section 3.2 as a result of any such failure are reasonable. The parties agree that the amounts payable to Merck under this Section 3.2 constitute liquidated damages and not a penalty.

4.  Rebates.
    -------

         4.1. Rebate Eligibility. With respect to each Calendar Quarter
              ------------------
beginning July 1, 2002, Medco shall be eligible to receive rebates, if any, with respect to Merck Products determined in accordance with Annexes A and B. If the Effective Date is prior to July 1, 2002, for the Calendar Quarter ended June 30, 2002, (i) Medco shall continue to provide rebates to Medco Plans based on Members' access to Merck Products and at the rebate levels set forth in the Pricing Grant from Merck to Medco in effect as of the date hereof, (ii) the funding for the aggregate amount of such rebates shall be provided by Merck to Medco for such Calendar Quarter based upon the percentage access rebate levels in effect for each Medco Plan as of March 31, 2002, and (iii) Merck shall provide aggregate rebate levels to Medco consistent with the funding levels provided by Merck to Medco as of March 31, 2002; provided that Medco shall comply with the information requirements set forth in Section 3 of Annex A with respect to such Calendar Quarter.

    4.2. Commercially Reasonable Efforts.
         -------------------------------

         (a) Definitions:

         "Comparator Group" means those pharmacy benefit managers in the U.S.
          ----------------
(other than Medco Parties) selected by Merck, to which Merck granted Price Reductions on a significant selection of Merck Products during the relevant Calendar Year and whose business, in Merck's judgment, resembles Medco's books of business among companies competing as pharmacy benefit managers in the U.S.; provided that the Comparator Group shall not include Affiliates of any health maintenance organization or other similar managed care organization or of any pharmaceutical manufacturer.

         "Comparator PBM" means the pharmacy benefit manager of the Comparator
          --------------
Group which, during the relevant Calendar Year, received actual Price Reductions from Merck on its utilization of Merck Products, measured in the aggregate across all Merck Products that in the aggregate were the greatest Price Reductions received by any member of the Comparator Group.

         "Price Reductions" means discounts, rebates or other price reductions
         -----------------
on Merck Products calculated as a percentage of product utilization with reference to the Catalog Price thereof. Price Reductions shall not include payments pursuant to service agreements or any other arrangement other than one under which the customer receives rebates, discounts or other price reductions calculated as a percentage of product utilization by a group of Members. Price Reductions shall be deemed to occur in the Calendar Quarter of utilization, notwithstanding that the payment of such Price Reductions by Merck may not occur until later as a result of the submission and reconciliation of data.

         (b) Determining Rebate Levels. In determining rebate levels available
             -------------------------
to Medco in each Calendar Year commencing with Calendar Year 2003, Merck shall use commercially reasonable efforts (including by adjusting the parameters for determining the amount of the rebates Medco is entitled to receive in accordance with Annexes A and B) to ensure that, provided that throughout such Calendar Year Medco is in full compliance with all of its obligations under Articles 2 and 7, and Sections 10.1, 10.3, 10.5, 10.6, 12.4, 12.9 and 12.10 of this
Agreement, Medco will have the opportunity to earn Price Reductions for Merck Products dispensed during such year pursuant to Eligible Prescriptions, which, when measured in the aggregate across all Merck Products are as favorable to Medco as the Price Reductions actually earned by the Comparator PBM for Merck Products dispensed during the relevant Calendar Year, measured in the aggregate across all Merck Products, taking into account and adjusting for the following factors at the Comparator PBM (but only to the extent that such factors can be identified and measured based on publicly available information, e.g., formularies available to physicians, benefit design information available to Members, IMS market share data, etc.) and at Medco:

(i) Formulary design and Formulary status of Merck Products;

(ii) Access to Merck Products by Members;

(iii) Applicable controls and interventions;

(iv) Plan benefit design (e.g., co-payment structure and amount of differential co-payments, number of Competitive Products in Therapeutic Categories, etc.);

(v) Market share for Merck Products; and

(vi) Equalization of data parameters (collectively, the "Factors").
                                                         -------

The determination of rebate levels as set forth above shall be made by Merck based on (a) information about Medco in Merck's possession, (b) information about Price Reductions actually earned by members of the Comparator Group for Merck Products dispensed during the relevant Calendar Year, and (c) publicly available information about the Factors as relating to the members of the Comparator Group. All of the Factors shall be taken into account and shall be weighted as appropriate to reasonably compare the Comparator PBM with Medco. In determining rebate levels available to Medco and whether Medco will have the opportunity to earn rebates as specified above, the provisions of this Agreement relating to Merck's remedies, including without limitation those provisions which may under specified circumstances reduce or eliminate rebates or require the payment of liquidated damages to Merck, shall be disregarded.

Medco acknowledges and agrees that Merck's contracts with Medco's competitors including those constituting the Comparator Group ("Competitor Agreements") contain provisions which require Merck to treat and maintain certain information as confidential and which in some cases restrict Merck's use of certain information. In fulfilling its obligations under this Section 4.2 and Section 4.3, Merck will not be required to violate any of its obligations under any Competitor Agreement. In no event will Merck be required to provide information with respect to any member of the Comparator Group on an individual basis in connection with any review or other proceeding relating to the subject matter of this Article 4. Carve-Ins will not be taken into account in measuring the level of Price Reductions in the Comparator PBM or Medco. A "Carve-In" is an arrangement in which a specific Plan under a pharmacy benefit manager agrees, either separately or through the pharmacy benefit manager, to treat one or more Merck Products in a more advantageous fashion than such Merck Products are treated by Plans under the pharmacy benefit manager generally in exchange for higher discounts on such Merck Products.

   4.3.  Independent Verifying Party.
         ---------------------------

         (a) In the event that with respect to any Calendar Year after 2002 (other than the Calendar Year 2006, which shall not be subject to review) Medco shall notify Merck in writing not later than January 31 of the succeeding Calendar Year that in its view Merck has failed to comply with Section 4.2 hereof with respect to the previous Calendar Year, Merck shall appoint a nationally- recognized accounting firm that has not had a material relationship with Merck during the prior twelve month period to review Merck's determination pursuant to Section 4.2 (the "Independent Verifying Party"). The fees and expenses of the Independent Verifying Party shall be equally shared by Merck and Medco. Review by an Independent Verifying Party under Sections 4.3 and 4.4 shall occur not more than once per Calendar Year and only at the specific request of Medco.

         (b) Merck shall provide to the Independent Verifying Party the results of Merck's analysis pursuant to Section 4.2 on a blinded, aggregate basis, such that the identity of any member of the Comparator Group shall not be disclosed and the only Price Reductions disclosed shall be the Price Reductions, measured in the aggregate across all Merck Products, which were actually earned by each member of the Comparator Group during the relevant Calendar Year. Merck shall also provide to the Independent Verifying Party the publicly available information concerning the Factors that Merck employed in its analysis under
Section 4.2. Medco shall provide to the Independent Verifying Party access to such information requested by the Independent Verifying Party and reasonably available to Medco regarding Medco Plans, including the

Formulary status of Merck Products, the level of access of Members to Merck Products and quantities of Merck Products dispensed to different groups of Members under such Medco Plans, and the Factors as applied to Medco with respect to Merck Products. For purposes of the verification process conducted by the Independent Verifying Party, Merck shall provide information with respect to the Comparator PBM and the Comparator Group and Medco shall provide information with respect to Medco, in each case for the first three Calendar Quarters of the relevant Calendar Year. The Independent Verifying Party shall be instructed not to, and shall not, disclose to a party or its Affiliates or Representatives or to any other Person any information provided to the Independent Verifying Party by or on behalf of the other party. The sole purpose of the Independent Verifying Party is to determine and report to Merck and Medco whether Merck reasonably applied the standard set forth in Section 4.2 in determining the rebates available to Medco.

         (c) The Independent Verifying Party shall be instructed to prepare and deliver to the parties, as promptly as practicable (but in any event within 45 days after the Independent Verifying Party's retention) a report setting forth its conclusion as to whether Merck reasonably applied the standard set forth in
Section 4.2 in determining the rebates available to Medco. If the Independent Verifying Party concludes that Merck failed to satisfy such obligation, the Independent Verifying Party shall set forth in its report delivered to the parties its conclusion as to the additional aggregate rebate amount, if any (the "Additional Rebate Amount"), which Medco would have been entitled to receive in respect of all Merck Products, in the aggregate, had Merck satisfied such obligation. The conclusions of the Independent Verifying Party shall be final and binding on the parties. The Independent Verifying Party shall not disclose to Medco or Merck, as the case may be, in such report or otherwise, any Confidential Information disclosed by the other to the Independent Verifying Party.

   4.4.  Rebate Adjustment.
         -----------------

         (a) In the event that the Independent Verifying Party shall determine that Medco is entitled to an Additional Rebate Amount with respect to any Calendar Year, Merck shall adjust the rebates for the four consecutive Calendar Quarters commencing with the Calendar Quarter beginning July 1 of the Calendar Year in which the Independent Verifying Party determines that Medco is entitled to an Additional Rebate Amount in such a way that Medco will have an opportunity to earn the Additional Rebate Amount during that period of four consecutive Calendar Quarters in addition to the rebates it would otherwise have an opportunity to earn during those Calendar Quarters. Notwithstanding anything herein to the contrary, Medco shall be entitled to no Additional Rebate Amount and no such adjustment will be required or made to the extent that, in the judgment of Merck, any such Additional Rebate Amount or any such adjustment would, alone or together with any other price reduction or other payment pursuant to this Agreement (including any rebate or prompt payment discount) at any time available to any Medco Party, establish a new Best Price for Merck during any period with respect to any Merck Product, and the amount of any Additional Rebate Amount to which Medco would otherwise be entitled under this Section 4.4 shall be allocated and reduced to the extent necessary in the judgment of Merck so that such Additional Rebate Amount shall not establish a new Best Price with respect to any Merck Product.

         (b) Medco's sole remedy for Merck's failure to comply with Sections 4.2 and 4.3 shall be its right to have its rebates prospectively adjusted in accordance with the terms of this Section 4.4.

5.  Purchase Requirements.
    ---------------------

         5.1. Requirements. After the Final Distribution, Medco shall purchase
              ------------
directly from Merck all Merck Products to be dispensed by or on behalf of the Medco Mail Service Pharmacies in accordance with Merck's standard terms and conditions as they may change from time to time during the remainder of the term of this Agreement. During the term of this Agreement, no Medco Party shall purchase any Merck Products to be dispensed by or on behalf of any Medco Mail Service Pharmacy from any Person other than Merck and all Merck Products dispensed by or on behalf of any Medco Mail Service Pharmacy during the term of this Agreement shall have been purchased by a Medco Party directly from Merck.

         5.2. Terms. All purchases of Merck Products by Medco parties pursuant
              -----
to Section 5.1 shall be at the Catalog Price for such Merck Products as in effect at the time of shipment thereof and otherwise on Merck's standard terms and conditions (including with respect to prompt payment discounts) as may from time to time be in effect.

6.   Best Efforts for Merck Products.
     -------------------------------

         6.1. Best Efforts. Without limiting any of the obligations of Medco
              ------------
under this Agreement, including, without limitation, Article 2, Medco shall, shall cause all other Medco Parties to, and shall use its best efforts to cause each Medco Plan to, (i) avoid any practice which directly or indirectly restricts, discourages or discriminates against use of Merck Products and not take action to prefer, or encourage the use or exchange of any Competitive Product over or for any Merck Product, in each case, except for clear and objective safety reasons based on valid scientific data or authorized FDA directives specifically concerning the safety of such products or where such actions would have a clear and objective material adverse economic impact on a Plan sponsor, and (ii) encourage utilization of Merck Products by Members of Medco Plans where medically appropriate. Notwithstanding the foregoing, Medco Parties may prefer generic drug products as a Formulary choice; provided, however, that no Medco Party may actively attempt to switch prescriptions written for a Merck Product for a generic drug product, other than in accordance with Medco's Generics First program or any successor program with respect to products which no longer constitute Pharmaceutical Products, unless Medco Parties are making an identical attempt to switch prescriptions written for Competitive Products to that generic drug product. Best efforts under this Section 6 shall include ensuring that any management, administrative or other fees payable to Medco Parties by any Eligible Medco Plan shall be calculated on the same basis, and shall be payable at a rate that shall not exceed, the management, administrative or other fees payable to Medco Parties by such Eligible Medco Plan with respect to the products of other manufacturers.

         6.2. Notification of Exceptions. If at any time Medco learns, or has
              --------------------------
reason to expect, that the exceptions set forth in clause (i) of Section 6.1 may become applicable with respect to any Merck Product or Merck Products at one or more Medco Plans, Medco shall provide written notice to Merck within 5 business days after Medco learns of or expects such circumstance, together with any information in Medco's possession relating thereto (including, without limitation, such economic and other information that forms the bases for Medco's view that the exceptions set forth in clause (i) of Section 6.1 may become applicable), in order to permit Merck to engage in discussions with Medco and with the relevant Medco Plan sponsor(s) to seek to resolve such circumstance. Medco shall cooperate with Merck in connection with the foregoing, including participating in any meetings requested by Merck and assisting Merck in seeking to resolve such circumstance. Medco shall keep Merck informed on a current basis of any developments relating to any circumstance referred to in this paragraph and shall provide Merck with adequate opportunity to take actions to resolve that circumstance in a timely manner and in any event prior to the time action is taken by Medco or any Medco Plan sponsor that would adversely affect Merck.

         6.3. No Excuse of Failure to Perform. For the avoidance of doubt,
              -------------------------------
Medco's providing of notice or information to Merck as contemplated by Section
6.2 and Merck's taking of any action in response to, or in connection with, such notice or information from Medco shall not excuse any failure by Medco to comply with any of its obligations under this Agreement, including Sections 2.1, 2.2, 2.3, 2.4, 2.5 and 6.1 (without regard for the exceptions set forth in clause (i) of Section 6.1). Medco represents and warrants to Merck that, as of the date of this Agreement, Medco has no reason to expect that that the exceptions set forth in clause (i) of Section 6.1 may become applicable with respect to any Merck Product or Merck Products at one or more Medco Plans of any Plan sponsor.

7.  Information and Data Requirements.
    ---------------------------------

         7.1. Periodic Information Delivery. At Medco's expense, Medco shall
              -----------------------------
provide to Merck promptly (x) (but in any event within 30 days) after each month Medco Market Share data for such month for each Merck Product and each Competitive Product by Eligible Medco Plan, for all Eligible Medco Plans, in the aggregate, and by

Distribution Channel, (y) within 90 days following each Calendar Quarter, the information specified in Section 7.2 and (z) (but in any event within 30 business days) after a written request therefor, all other data and information requested by Merck for purposes of administering this Agreement.

         7.2. Quarterly Data. Within 90 days following the close of each
              --------------
Calendar Quarter, Medco shall deliver to Merck, in a mutually acceptable electronic format, the information specifically described in Schedule 7.2 and such other information as Merck shall deem reasonably necessary for purposes of determining the rebate, if any, Medco shall be entitled to under this Agreement (collectively, the "Quarterly Data").

         7.3. General Information Delivery. At Medco's expense, Medco shall
              ----------------------------
promptly (but in any event within 30 business days of any request) provide to Merck any information at any time requested by Merck that is relevant to the performance by the parties of this Agreement or relates to the Merck Products, including, but not limited to, information regarding drug management techniques that affect the utilization of Merck Products.

         7.4. Accuracy of Data. All data and information provided by Medco to
              ----------------
Merck pursuant to this Agreement shall be accurate and complete.

8. Term. The term of this Agreement shall commence as of the Effective Date and
   ----
shall remain in effect until July 1, 2007, unless earlier terminated in accordance with the next sentence. The term of this Agreement may be terminated at any time either by mutual agreement of the parties or at the option of Merck, upon 120 days' written notice from Merck to Medco; provided that any such termination at the option of Merck shall not be effective prior to July 1, 2003. The termination or expiration of this Agreement shall not relieve any party of any obligation or liability it may have to the other in respect of any period prior to such expiration or termination nor shall it relieve any party from its obligations under Sections of this Agreement that by their terms survive after the expiration or termination of this Agreement.

9. DISPUTE RESOLUTION. ANY DISPUTE, CONTROVERSY OR CLAIM (A "DISPUTE") BETWEEN
   ------------------
THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, DISPUTES CONCERNING THE VALIDITY, INTERPRETATION OR PERFORMANCE OF OR UNDER THIS AGREEMENT OR ANY TERM OR PROVISION HEREOF, SHALL BE EXCLUSIVELY GOVERNED BY AND SETTLED IN ACCORDANCE WITH THE PROVISIONS OF THIS
ARTICLE 9. THE TERMS OF THIS ARTICLE 9 SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT.

         9.1. Negotiation. The parties shall make a good faith attempt to
              -----------
resolve any Dispute through negotiation. Within ten (10) days after notice of a Dispute is given by any party, each party shall select one or more Representatives who are vice presidents, senior vice presidents or executive vice presidents of such party and shall notify the other party in writing of the names and contact details of its Representatives, which Representatives shall meet and make a good faith attempt to resolve such Dispute and shall continue to negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceedings. The specific format for such negotiations will be left to the discretion of the designated Representatives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party.

    9.2. Binding Arbitration.
         -------------------

         (a) If such Representatives fail to resolve a Dispute within ten (10) days after the date of delivery of the letter of the notices of selection of the Representatives, unless otherwise mutually agreed, either party shall have the right to submit such Dispute to final and binding arbitration. It is the intent of the parties that any such arbitration be structured in such a way as to result in a resolution of such Dispute as promptly as practicable in accordance herewith. Except as otherwise provided in this Article 9, any arbitration shall be conducted pursuant to the then current Rules for Non-Administered Arbitration of the Center for Public Resources ("CPR Rules"), and the site of the arbitration shall be New York County, New York.

         (b) A party (a "Disputing Party") shall institute any arbitration proceeding hereunder by providing written notice thereof to the other party (the "Arbitration Demand") which shall describe in reasonable detail the nature of the Dispute, the claims of the Disputing Party and the requested relief and, if the Disputing Party is Merck, setting forth a list of at least five potential independent and impartial arbitrators selected by Merck, each of whom shall not have a personal or financial interest in the result of the arbitration or the parties to the arbitration (provided that ownership of shares in a mutual fund that owns securities of either of the parties shall not be considered a personal or financial interest for this purpose) and shall be experienced in representing clients in commercial arbitrations. Within thirty (30) days after the other party's receipt of the Arbitration Demand, such other party shall furnish the Disputing Party with a written statement (a "Response Statement") (1) answering the claims set forth in the Arbitration Demand, (2) asserting any counterclaim, describing in reasonable detail the nature of the Dispute relating to such counterclaim and the requested relief for such counterclaims, and (3) if such other party is Medco, selecting as the sole arbitrator for the proceeding one of the potential arbitrators listed in the Arbitration Demand or if such other party is Merck, setting forth a list of at least five potential impartial arbitrators selected by Merck, each of whom shall not have a personal or financial interest in the result of the arbitration and shall be experienced in representing clients in the subject matter of the Dispute. If the Disputing Party is Medco, Medco shall notify Merck within ten (10) business days of Medco's receipt of the Response Statement of Medco's selection as the sole arbitrator for the proceeding from the potential arbitrators listed in the Arbitration Demand. If Medco fails within the applicable time period to select an arbitrator from the list of potential arbitrators included in Merck's Arbitration Demand or Response Statement, as applicable, an arbitrator shall be selected in accordance with the CPR Rules from such list of potential arbitrators.

         (c) With respect to discovery in an arbitration proceeding, the arbitrator must allow either party to make discovery requests for documents of the other party where the information sought is reasonably calculated to lead to the discovery of admissible evidence, and each party agrees to respond to such discovery request within a reasonable time. The arbitrator is obligated to construe the term "document" liberally to encompass data compilations in any form.

         (d) The arbitrator shall be instructed to use best efforts to complete all arbitration hearings no later than three (3) months from the date of the arbitrator's appointment and use best efforts to render a decision within four
(4) months from the date of the arbitrator's appointment.

         (e) In the case of a Dispute between the parties, the arbitrator shall allocate responsibility between the parties for the expenses, including costs and reasonable attorneys' and other professional fees, incurred by the parties in connection with the arbitration (including the fees and expenses of the arbitrator), in a manner that the arbitrator deems appropriate in light of the claims, and responses thereto, made by the parties and the ultimate success of the parties with respect to such claims and responses.

         (f) In connection with any Dispute, the arbitrator shall apply solely principles of law.

         (g) The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction.

         (h) The use of any alternative dispute resolution procedures will not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party.

         9.3. Sensitive Information. During the course of negotiations and
              ---------------------
arbitration under this Article 9, all reasonable requests made by one party to the other for information, including requests for copies of relevant documents, will be honored; provided, however, that Merck shall be under no obligation to furnish to Medco or to the arbitrator any information or documents if in the judgment of Merck such information or documents include or contain competitively sensitive data or information subject to a confidentiality agreement with any other Person; provided, however, that this provision shall not be interpreted to apply to any information or document other than the portion of such information or document that in the judgment of Merck is competitively sensitive or subject to a confidentiality agreement.

         9.4. Equitable Relief. Medco agrees and acknowledges that Merck would
              ----------------
suffer irreparable harm in the event that Medco fails to perform any of its obligations hereunder in accordance with its specific terms or otherwise breaches any of such obligations. Medco further agrees and acknowledges that money damages may be an inadequate remedy for such failure to perform or breach by Medco. Accordingly, notwithstanding anything herein to the contrary, and without waiving any remedy hereunder, Merck shall be entitled to seek specific performance by Medco of its obligations under Articles 2, 3, 5, 6, 7, this
Article 9, and Sections 10.1, 10.2, 10.3, 10.6, 10.9, 12.1, 12.4, 12.9 and 12.10
of this Agreement and/or injunctive or other equitable relief to prevent or cure breaches of Articles 2, 3, 5, 6, 7, this Article 9, and Sections 10.1, 10.2, 10.3, 10.6, 10.9, 12.1, 12.4, 12.9 and 12.10 of this Agreement in an arbitration proceeding (without first complying with the negotiation provision of Section 9.1) or in court (subject to Section 12.1).

         9.5. Continuity of Performance. Unless otherwise agreed in writing, the
              -------------------------
parties will continue to honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Article 9.

10. Certain Covenants.
    -----------------

         10.1. Audit Rights. Merck, shall have the right, upon at least ten
               ------------
business days' prior written notice, at Merck's expense, to review and audit (or to perform other verification procedures with respect to) data and other documentation of the Medco Parties and Medco Plans as Merck deems reasonably necessary to verify Medco's performance and compliance with its obligations under this Agreement. Such review and audit or verification may be conducted by Merck at least on a quarterly basis and more frequently on no less than five days prior written notice to Medco. An independent third-party auditor may, at Merck's expense and in Merck's sole discretion, conduct any such review and audit or verification; provided that such independent third-party auditor enters into an agreement pursuant to which such auditor agrees to comply with Section
10.3 with respect to all Confidential Information (as defined in Section 10.3) provided to it by Medco, not to provide any such information to any person other than Merck, its Representatives and persons working on the review, audit or verification process, and not to use any such information other than in connection with such review, audit or verification. In connection with any such review, audit or verification, Medco shall cause the work papers of Medco's internal and external auditors and such other documentation and information requested by Merck to be made available to Merck (or any independent third-party auditor) promptly (but in any event within five (5) business days after request therefor by Merck). Medco agrees that all work papers, documentation and other information that it may provide to Merck (or the independent third-party auditors) in connection with any review, audit or verification shall be accurate and complete. Medco shall also be responsible for any indemnification required by Medco's external auditors in connection with any review, audit or verification. Medco acknowledges that Merck's audit and verification rights hereunder are an integral part of this Agreement and agrees to cooperate fully and unconditionally with Merck (or any independent third-party auditor), in connection with such review, audit or verification and treat any such review, audit or verification procedures with the highest priority. The terms of this
Section 10.1 shall survive the expiration or termination of this Agreement for a period of five years.

         10.2. Access to Medco Clients. Notwithstanding anything contained in
               -----------------------
this Agreement to the contrary, Merck shall have the right to engage in discussions with any Medco customer, Medco Plan or any sponsor of any Medco Plan or any Representative thereof that indicates that it may be interested in working directly with Merck or that it is contemplating or in the process of terminating its relationship with Medco as it relates to Merck or any Merck Products. Medco expressly, for itself and all Medco Parties, waives any provisions in any third party agreements that conflict with this Section 10.2.

         10.3. Confidentiality. (a) Each of Medco and Merck shall, and shall
               ---------------
cause its Affiliates and Representatives to, maintain as confidential, and not disclose to any Person other than such Party's Representatives (who agree to comply with the provisions of this Section 10.3) the terms and conditions of this Agreement, including but not limited to the rebate levels (and the criteria for Medco's obtaining rebates) for the utilization of Merck Products provided for hereunder (all such terms and conditions, "Agreement Confidential Information") or any other proprietary or confidential information disclosed by the other party (such other information, "Other Confidential Information," and together with the Agreement Confidential Information, "Confidential Information"), except when such disclosure is required by law (including, without limitation, 42 C.F.R. ss.1001.952(h)(l)), regulation or any judicial or governmental order or, in the case of Merck only, to its joint venture partners, co-promotion partners and co-marketing partners on a need-to-know basis; provided, that (1)Medco may disclose to any Eligible Medco Plan and the sponsor thereof the net price of Merck Products to such Plan if such Plan and sponsor are bound by a confidentiality obligation not to disclose such information to any other Person and (2) Medco may disclose the conditions under which Medco is entitled to rebates under this Agreement to any Eligible Medco Plan or the sponsor thereof, or any independent third-party auditor of such Eligible Medco Plan or sponsor, so long as (i) Medco simultaneously discloses to such Eligible Medco Plan, sponsor or auditor similar information regarding the conditions under which Medco is entitled to rebates under its agreements with all other pharmaceutical manufacturers, (ii) Medco does not disclose to such Eligible Medco Plan, sponsor or auditor more information regarding the conditions under which Medco is entitled to rebates under this Agreement than Medco discloses to such Eligible Medco Plan, sponsor or auditor regarding the conditions under which Medco is entitled to rebates under any of its agreements with any other pharmaceutical manufacturer, and (iii) such Eligible Medco

Plan, sponsor or independent third-party auditor enters into an agreement pursuant to which such Eligible Medco Plan, sponsor or auditor, as applicable, agrees to comply with this Section 10.3 with respect to all Confidential Information provided to such Eligible Medco Plan, sponsor or auditor. Notwithstanding the foregoing, Confidential Information shall exclude information that: (i) was in the possession of a party to this Agreement or such party's Representatives before receipt from the other party; (ii) is or becomes a matter of public knowledge other than as a result of a breach of this Agreement by a party to this Agreement or such party's Representatives; (iii) is rightfully received by a party to this Agreement or such party's Representatives from a third-party without a duty of confidentiality; or (iv) is independently developed by a party to this Agreement or such party's Representatives.

         (b) If either party hereto or any of its Affiliates or Representatives is required by law, regulation or other applicable judicial or governmental order to disclose any Confidential Information, then that party shall notify the other party sufficiently in advance of releasing any Confidential Information to enable the other party to seek an appropriate protective order. If, failing the entry of a protective order after such notification, that party is, in the opinion of its counsel, compelled to disclose Confidential Information, that party may disclose that portion of the Confidential Information that its counsel advised in writing that the party is compelled to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to that portion of the Confidential Information that is being disclosed. In any event, the disclosing party will not oppose action by the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

         (c) This Section 10.3 shall survive the expiration or termination of this Agreement for a period of five years.

         10.4. Patient Information. Medco will not provide any patient
               -------------------
identifiable information to Merck. Medco will also not provide any other information the disclosure of which is prohibited by laws or regulations governing confidentiality of any subject matter, including but not limited to medical records.

         10.5. Indemnification; Set-Off Rights. (a) Without limiting the right
               -------------------------------
of Merck and its Affiliates and its other respective Representatives to indemnification under any agreement to be entered into by Merck and Medco in connection with the IPO (and subject to the provisions and procedures of any such agreement), Medco shall indemnify Merck and its Affiliates and its and their respective Representatives against any and all losses, claims, damages or liabilities to any third party, including Plan sponsors, Plans, Members of Plans, in connection with or as result of this Agreement or the activities carried out pursuant hereto. Such indemnification shall be subject to the indemnification procedures and rules set forth in the Indemnification and Insurance Matters Agreement to be entered into by and among Merck and Medco; provided that any Dispute with respect to any indemnification obligations shall be governed by the provisions of this Agreement.

         (b) In addition to, and not in limitation of, any other remedies any member of the Merck Group or any Merck Indemnitee may be entitled to under the Separation Agreement, any Ancillary Agreement or any Intercompany Agreement, Merck shall have the right to satisfy any amounts owed to any member of the Merck Group or Merck Indemnitee by any member of the Medco Group whether under this Agreement, the Separation Agreement, any Ancillary Agreement, any Intercompany Agreement, any other agreement or arrangement existing between any member of the Merck Group and any member of the Medco Group, or otherwise, by means of an offset against any amounts Merck may from time to time owe to Medco under this Agreement. Capitalized terms used in this paragraph and not defined in this Agreement have the meanings set forth in the Master Separation and Distribution Agreement being entered into between Merck and Medco in connection with the IPO and the Final Distribution.

         (c) The terms of this Section 10.5 shall survive the expiration or termination of this Agreement.


         10.6. Determination of Zocor(R)High Control Eligible Medco Plan Status;
               -----------------------------------------------------------------
Formulary Managed Medco Plan Status.
-----------------------------------

         (a) Attached hereto as Schedule 10.6 (a) is a list as of the date of execution of this Agreement, which Medco represents is complete and accurate, of all Existing Medco Plans which constitute Zocor(R)High Control Eligible Medco Plans. Such Plans shall initially be deemed to be Zocor(R)High Control Eligible Medco Plans for purposes hereof.

         (b) Within 30 days of any Medco Party's entering into any agreement or arrangement for the provision of PBM Services with respect to any Plan that constitutes a New Medco Plan, Medco shall provide to Merck with respect to the applicable Medco Plan (the "Applicable Plan"), a written notice (a "Notification") setting forth (i) the name of the Applicable Plan; (ii) the identity of each group of Members (and the number of Members in each group) in the Applicable Plan; (iii) the name of the sponsor of the Applicable Plan; and
(iv) whether, in Medco's view, the Applicable Plan will be deemed to be (A) a Formulary Managed Medco Plan and/or (B) a Zocor(R) High Control Eligible Medco Plan and/or (C) a Managed Eligible Medco Plan or a Partially-Managed Eligible Medco Plan. Such Notification shall be accompanied by all information regarding the terms and provisions of the Applicable Plan, including details of benefit design, Formulary status and intervention techniques or other devices or factors that have the purpose or effect of encouraging or discouraging utilization of Pharmaceutical Products, for each group of Members under such Plan, as shall be necessary to support Medco's view. Merck shall have the right to request from Medco, and Medco shall promptly provide to Merck, at Medco's expense, any additional information that Merck shall deem necessary for purposes of the determination required by this paragraph. Within 30 days after the receipt by Merck of all such information, Merck shall determine in its sole discretion whether the Applicable Plan shall constitute a Formulary Managed Medco Plan and/or Zocor(R) High Control Eligible Medco Plan and/or Managed Eligible Medco Plan or Partially-Managed Eligible Medco Plan and shall notify Medco in writing of its determination. Merck's determination in accordance with the foregoing shall be binding on the parties.

         (c) Within 30 days of (1) any material change in benefit design under a Zocor(R)High Control Eligible Medco Plan or Zocor(R) General Control Eligible Medco Plan, (2) any change under any Zocor(R)High Control Eligible Medco Plan or Zocor(R) General Control Eligible Medco Plan to the Formulary status of (or the co-payment payable by Members for a prescription of) Zocor(R) or any Competitive Product, including the addition of any Competitive Product to any Formulary under such Plan or (3) any material change to the intervention techniques or other devices or factors used by or under any Zocor(R)High Control Eligible Medco Plan or Zocor(R) General Control Eligible Medco Plan with respect to Zocor(R) and all Competitive Products that have the purpose or effect of encouraging or discouraging utilization of Pharmaceutical Products, Medco shall provide to Merck with respect to the applicable Plan (the "Applicable Zocor(R) Plan"), a Notification setting forth (i) the name of the Applicable Zocor(R)Plan; (ii) the identity of each group of Members (and the number of Members in each group) in the Applicable Zocor(R) Plan; (iii) the name of the sponsor of the Applicable Zocor(R) Plan; (iv) a description in reasonable detail regarding the changes to the Applicable Zocor(R) Plan; and (v) whether, in Medco's view, the Applicable Zocor(R) Plan continues to constitute (or now constitutes) a Zocor(R)High Control Eligible Medco Plan. Merck shall have the right to request from Medco, and Medco shall promptly provide to Merck, at Medco's expense, any additional information that Merck shall deem necessary for purposes of the determination required by this paragraph. Within 30 days after the receipt by Merck of all such information, Merck shall determine in its sole discretion whether the Applicable Zocor(R) Plan continues to constitute (or now constitutes) a Zocor(R)High Control Eligible Medco Plan and shall notify Medco in writing of its determination. Merck's determination in accordance with the foregoing shall be binding on the parties.

         (d) Within 30 days of any Medco Party's entering into any agreement or arrangement providing for any material change in benefit design for a group of Members under a Medco Plan, or the addition of any group of Members under a Medco Plan, Medco shall provide to Merck with respect to the applicable Medco Plan (the "Amended Plan"), a Notification setting forth (i) the name of the Amended Plan; (ii) the identity of each group of Members (and the number of Members in each group) in the Amended Plan affected by the material change in benefit design or the identity of any new group of Members (and the number of Members in such group), as applicable;
(iii) the name of the sponsor of the Amended Plan; and (iv) whether, in Medco's view, the Amended Plan will be deemed to be a Formulary Managed Medco Plan and/or Managed Eligible Medco Plan or Partially-Managed Eligible Medco Plan with respect to the group or groups of Members affected by the change in benefit design or the additional group of Members, as applicable. Such Notification shall be accompanied by all information regarding the terms and provisions of the Amended Plan, including details of benefit design, Formulary status and intervention techniques or other devices or factors that have the purpose or effect of encouraging or discouraging utilization of Pharmaceutical Products, for each group of Members affected by the material change in benefit design under such Plan for any new group of Members, as applicable, as shall be necessary to support Medco's view. Merck shall have the right to request from Medco, and Medco shall promptly provide to Merck, at Medco's expense, any additional information that Merck shall deem necessary for purposes of the determination required by this paragraph. Within 30 days after the receipt by Merck of all such information, Merck shall determine in its sole discretion whether the Amended Plan shall constitute a Formulary Managed Medco Plan and/or Managed Eligible Medco Plan or Partially-Managed Eligible Medco Plan with respect to the relevant group or groups of Members and shall notify Medco in writing of its determination. Merck's determination in accordance with the foregoing shall be binding on the parties.

         (e) In the event that a Medco Party expects to make an offer to any Plan or Plan sponsor with respect to (a) a proposed agreement or arrangement for the provision of PBM Services with respect to any Plan, (b) a proposed material change in benefit design for a group of Members under a Medco Plan, (c) a proposed addition of any group of Members under a Medco Plan, (d) any material change in benefit design under a Zocor(R)High Control Eligible Medco Plan or Zocor(R) General Control Eligible Medco Plan, (e) any change under any Zocor(R)High Control Eligible Medco Plan or Zocor(R) General Control Eligible Medco Plan to the Formulary status of (or the co-payment payable by Members for a prescription of) Zocor(R) or any Competitive Product, including the addition of any Competitive Product to any Formulary under such Plan or (f) any material change to the intervention techniques used by or under any Zocor(R)High Control Eligible Medco Plan or Zocor(R) General Control Eligible Medco Plan with respect to Zocor(R) and all Competitive Products, Medco may request in writing that Merck provide Medco with a preliminary view as to whether, in Merck's judgment, such Plan would constitute, or would constitute as to the relevant group or groups of Members, as applicable, a Formulary Managed Medco Plan or Zocor(R)High Control Eligible Medco Plan for the purposes of this Agreement. In connection with any such request, Medco shall provide to Merck, to the extent available to Medco, all information that Medco would be required to provide to Merck in connection with a Notification. Within 30 days of its receipt of such information from Medco, Merck shall provide to Medco Merck's preliminary view as to whether, in Merck's judgment, based on the information provided by Medco, such Plan would constitute, or would constitute as to the relevant group or groups of Members, as applicable, a Formulary Managed Medco Plan or Zocor(R)High Control Eligible Medco for the purposes of this Agreement. The parties agree and acknowledge that any such view provided by Merck to Medco will by its nature be preliminary and shall not be binding on Merck or Medco.

         (f) Medco agrees that all information provided by it to Merck pursuant to this Section 10.6 shall be accurate and complete.

         (g) Each Medco Plan in respect of which a Notification is delivered shall be deemed, with respect to the period beginning upon the commencement of the Calendar Quarter in which an event occurring for which a Notification is delivered until such time as Merck makes the determination required by the applicable provisions of this Section 10.6 to have the status as (1) a Formulary Managed Medco Plan or otherwise, (2) a Zocor(R) High Control Eligible Medco Plan or Zocor(R) General Control Eligible Plan, and/or (3) a Managed Eligible Medco Plan or a Partially-Managed Eligible Medco Plan, as the case may be, as ultimately determined by Merck in accordance with Section 10.6.

         (h) In the event of any material change in benefit design for a group of Members under an Existing Medco Plan or the addition of any group of Members under an Existing Medco Plan, with respect to those groups of Members that Medco Plan will be treated as a New Medco Plan for purposes of this Agreement. Notwithstanding the foregoing, (1) each March 31 Medco Plan shall be deemed to be an Existing Medco Plan (notwithstanding the addition of a new group of Members thereto) for so long as such Medco Plan is subject to the terms and benefit design applicable to such Medco Plan as in effect as of March 31, 2002 as set forth on Schedule 11.3 and (2) each January 1 Medco Plan shall be deemed to be a Existing Medco Plan (notwithstanding the addition of a new group of Members thereto) for so long as such Medco Plan is subject to the terms, and benefit design applicable to such Medco Plan in effect as of March 31, 2002 as set forth on Schedule 11.3.

         10.7. Notification of Loss of Plan, Plan Sponsor or Group of Members.
               --------------------------------------------------------------
Upon Medco's becoming aware of a potential loss of a Medco Plan, any Plan sponsor or any group of Members under any Medco Plan and upon the occurrence of any such loss, Medco shall promptly provide Merck with Notification thereof.

         10.8. Merck Products; Competitive Products; Therapeutic Categories.
               ------------------------------------------------------------

         (a) The parties agree that, for purposes of this Agreement, (x) the Pharmaceutical Products identified on Schedule 10.8 as Merck Products shall initially be the "Merck Products" for purposes hereof, and (y) each such Merck Product shall be included in the Therapeutic Category set forth with respect thereto on Schedule 10.8 along with the Pharmaceutical Products identified on such Schedule as "Competitive Products" with respect to such Therapeutic Category.

         (b) Merck may, at any time (x) designate as a Merck Product for purposes of this Agreement, any Pharmaceutical Product (1) discovered, developed, manufactured, marketed or sold by Merck or any of its existing or future Affiliates, (2) in respect of which Merck or any of its Affiliates is entitled to receive royalties or similar payments or (3) subject to any joint venture, co-marketing or co-promotion arrangement involving Merck or any of its Affiliates, or (y) (subject to the last sentence of this Section 10.8(b)) withdraw the designation of a Pharmaceutical Product as a Merck Product for purposes of this Agreement, in each case by written notice to Medco. Any written notice designating a Pharmaceutical Product as a Merck Product shall set forth the Individual Formulary Access Percentage for such newly designated Merck Product. Such percentage shall be deemed to be included thereafter in the definition of "Individual Formulary Access Percentage." In connection with any withdrawal of a Pharmaceutical Product as a Merck Product, the Individual Formulary Access Percentage for such Merck Product shall be deleted from the definition of "Individual Formulary Access Percentage." Any designation or withdrawal of a Pharmaceutical Product as a Merck Product pursuant hereto shall be effective beginning in the Calendar Quarter after delivery of the notice from Merck to Medco with respect thereto, except that if a Merck Product loses its patent or market exclusivity such that it ceases to be a Pharmaceutical Product or is otherwise withdrawn from the U.S. market, no rebates will be payable with respect to such Merck Product effective on the day after such Merck Product ceases to be a Pharmaceutical Product. Merck shall not withdraw Zocor(R) as a Merck Product under this Agreement unless and until the MAS Premium Percentage of all Merck Products under all Eligible Medco Plans in the aggregate shall be less than the 2001 MAS Premium Percentage of all Merck Products for any two consecutive Calendar Quarters, in which case Merck may withdraw Zocor(R) as a Merck Product for any Calendar Quarters thereafter.

         (c) Merck may, at any time, designate new Therapeutic Categories and Select Therapeutic Categories and designate new Merck Products and Competitive Products to be included in Therapeutic Categories and Select Therapeutic Categories, and may, on not less than 180 days' prior notice, remove one or more of the existing Therapeutic Categories and/or Select Therapeutic Categories or remove one or more Merck Products or Competitive Products from any Therapeutic Category or Select Therapeutic Category, in each case by written notice to Medco; provided that any Pharmaceutical Product that is withdrawn as a Merck Product in accordance with Section 10.8(b) shall be deemed removed from the Therapeutic Categories and Select Therapeutic Categories in which it is included immediately (without 180 days' prior notice) upon the withdrawal thereof as a Merck Product. Any designation or removal of a Therapeutic Category and/or Select Therapeutic Category pursuant hereto, or the designation or removal of Merck Products or Competitive Products to or from a Therapeutic Category pursuant hereto, shall be effective beginning in the Calendar Quarter after delivery of the notice from Merck to Medco with respect thereto, subject to the advance notice obligations set forth in the prior sentence, if applicable.

         (d) Promptly after any new drug application of Merck to the FDA for any new product is approved by the FDA, Merck shall commence discussions with Medco with respect to Merck's proposed pricing and rebates for such product.

         11. Representations and Warranties. Medco represents and warrants to
             ------------------------------
Merck as follows:

         11.1. Authorization and Binding Effect. Medco has full power and
               --------------------------------
authority, organizational and otherwise, to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Medco, and the performance by Medco of its obligations hereunder, have been duly and validly authorized by all necessary organizational and other action. This Agreement, including the Exhibits, Annexes and Schedules hereto, constitutes the valid and binding obligation of Medco, enforceable against Medco in accordance with the terms and conditions hereof and thereof.

         11.2. No Conflict. The execution and delivery by Medco of this
               -----------
Agreement does not and will not, and the performance by Medco of its obligations hereunder does not and will not, (i) violate or conflict with the constitutional documents of Medco, (ii) conflict with or violate any law, regulation, ethical or professional code, order, judgment or decree applicable to Medco or any of its Affiliates or by which any of their respective property is bound or affected, (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, impair Medco's or any of its Affiliates' rights under or alter the rights or obligations of any other party to, give to others any rights of termination, cancellation, vesting, modification, alteration or acceleration of any obligation under, result in the creation of a lien, claim or encumbrance on any of the properties or assets of Medco or any of its Affiliates pursuant to, require the consent of any other party to, or result in any obligation on the part of Medco or any of its Subsidiaries to repurchase (with respect to a debenture, bond or note), pursuant to any Plan, agreement, contract, permit, license or franchise to which Medco or any of its Subsidiaries is a party or by which Medco, any of its Affiliates or any of their respective property is bound or affected.



         11.3. Existing Eligible Plans. Within ninety (90) days after the date
               -----------------------
hereof, Medco shall provide to Merck Schedule 11.3 which shall set forth as to each Existing Medco Plan and each New Medco Plan then in effect: (1) the name thereof; (2) the identity of each group of Members (and the number of Members in each group) as of March 31, 2002 and as of a date no earlier than 15 days prior to the date of delivery of Schedule 11.3; (3) the name of the Plan sponsor; (4) copies of all Formularies under such Medco Plans as of January 1, 2002 (in the case of a January 1 Medco Plan) or March 31, 2002 (in the case of a March 31 Medco Plan) and, in each case, as of the date hereof and as of a date no earlier than 15 days prior to the date of delivery of Schedule 11.3; (5) all co-payments, deductibles and other payments required to be paid by Members under such Medco Plans to fill a prescription for each Merck Product and each Competitive Product;

(6) a true and accurate summary of the terms and benefit design features thereof as of January 1, 2002 (with respect to each January 1 Plan) and March 31, 2002 (with respect to each March 31 Medco Plan) and as of a date no earlier than 15 days prior to the date of delivery of Schedule 11.3 and (7) with respect to each January 1 Medco Plan, Quarterly Data for the Calendar Quarter ended December 31, 2001.

         11.4. Continuing Representations. All representations and warranties
               --------------------------
made by Medco herein or in any Annex or Schedule hereto shall be deemed to be continuing representations during the term of this Agreement and to be repeated as of the date of each delivery of information pursuant to Section 7.1.

12.  Miscellaneous.
     -------------

         12.1. Governing Law; Forum. This Agreement shall be construed in
               --------------------
accordance with, and all Disputes hereunder shall be governed by, the procedural laws (except to the extent inconsistent with Article 9 of this Agreement) and the substantive laws of the State of New York as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. Under no circumstances may either party seek or be awarded punitive damages. Any state court sitting in New York County, New York and/or the United States District Court for the Southern District of New York shall have exclusive jurisdiction and venue, and each party hereto hereby submits to such jurisdiction and venue and irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to such jurisdiction or the laying of such venue over any Disputes between the parties that are permitted to be brought in a court, or the enforcement of any decision of the arbitrator, pursuant to Article 9 above. Each of the parties hereby irrevocably waives any right to a jury trial with respect to a Dispute.

         12.2. Descriptive Headings; Entire Agreement. The headings contained in
               --------------------------------------
this Agreement or in any Annex, Exhibit or Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Annex, Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to a Section, Article, Annex, Exhibit or Schedule, such reference shall be to a Section or Article of, or an Annex, Exhibit or Schedule to, this Agreement unless otherwise indicated. This Agreement and the Annexes, Exhibits and Schedules referenced or attached hereto and thereto and the agreements to be entered into by the parties in connection with the IPO will constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

         12.3. Notices. Notices, offers, requests, or other communications
               -------
required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective party at the following addresses:

                           if to Merck:       Merck & Co., Inc.
                                              One Merck Drive
                                              Whitehouse Station, NJ  08889-0100
                                              Attention:  General Counsel
                                              Telecopy:  (908) 735-1244

                           if to Medco:       MedcoHealth Solutions, Inc.
                                              100 Parsons Pond Drive
                                              Franklin Lakes, NJ  07417
                                              Attention:  General Counsel
                                              Telecopy:  (201) 269-1225

or at such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three days from the date of postmark.

         12.4. Assignability; Medco Acquisition Transactions; Third-Party
               ----------------------------------------------------------
Beneficiaries. Medco may not, directly or indirectly, in whole or in part,
-------------
whether by operation of law or otherwise, assign or transfer this Agreement, without Merck's prior written consent, and any attempted assignment, transfer or delegation by Medco without such prior written consent shall be voidable at the sole option of Merck. Medco shall not consummate or permit the consummation of any Medco Acquisition Transaction by or with any Acquiror unless, at the election of Merck, the Ultimate Parent Entity (as defined under the Hart-Scott-Rodino Act of 1976, as amended) or Ultimate Parent Entities of such Acquiror shall enter into an agreement reasonably satisfactory to Merck containing terms and provisions applicable to such third party and all Plans of such third-party and its Affiliates that are substantially similar to terms and provisions hereof applicable to the Medco Parties and the Medco Plans; provided, however, that under such agreement, Plans of such third party and its Affiliates in effect immediately prior to the consummation of such transaction may be excluded from the definition of "Medco Plan" (or any comparable definition) under such agreement, but only with respect to groups of Members covered by such Plans immediately prior to the consummation of such transaction (provided that Medco shall use its best efforts to convert such groups to a Formulary providing Members thereof with full and complete access to Merck Products in accordance with the access standards set forth in Article 2 hereof); provided further, that with respect to any new group of Members added to any such Plan after the consummation of such transaction, such Plan shall be included under the definition of "Medco Plan" (or any comparable definition) under such agreement. Nothing in this Agreement shall restrict any assignment or transfer of this Agreement by Merck, whether by operation of law or otherwise. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns. This Agreement, including the Annexes, Exhibits and Schedules and the other documents referred to herein, shall be binding upon and inure solely to the benefit of each party hereto and their legal representatives and permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         12.5. Severability. If any term or other provision of this Agreement is
               ------------
determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy or for any other reason, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If the parties are unable to reach an agreement with respect to any such modification, arbitrators shall have the authority to do so in accordance with Article 9.

         12.6. Failure or Indulgence not Waiver; Remedies Cumulative. No failure
               -----------------------------------------------------
or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         12.7. Amendment; Waiver. Except as expressly provided herein, no change
               -----------------
or amendment may be made to this Agreement except by an instrument in writing signed on behalf of each of the parties hereto. No term or provision hereof may be waived by a party except by an instrument in writing signed on behalf of the party waiving compliance thereto.

         12.8. Reexecution. Medco shall reexecute and deliver this Agreement
               -----------
immediately prior to the consummation of the IPO.

         12.9. No Circumvention of this Agreement. Without the prior written
               ----------------------------------
consent of Merck, Medco shall not take any action intended to or which is reasonably likely to circumvent, avoid or nullify any of Medco's obligations under this Agreement or to materially and adversely affect the rights of, and the benefits intended to be realized by, Merck pursuant to this Agreement, or the financial capability of Medco to perform its obligations hereunder, including, without limitation, any corporate reorganization, restructuring or other corporate transaction, including transactions with Subsidiaries or Affiliates of Medco.

         12.10. Acknowledgement. The parties acknowledge that the type, nature
                ---------------
and scope of the services provided by the Medco Parties to Medco Plans will be subject to change and revision from time to time during the term of this Agreement in a manner which the parties hereto are unable to anticipate as the date of this Agreement. The parties agree that, to the extent that, during the term of this Agreement, changes or revisions occur to the type, nature and scope of the services provided by the Medco Parties to Medco Plans or in the manner in which Medco Parties deliver Pharmaceutical Products or effect the delivery of Pharmaceutical Products, to Members under Medco Plans and in the judgment of Merck such changes could adversely affect the benefits contemplated by Merck to be realized by it pursuant to this Agreement, the parties shall amend the terms of this Agreement as necessary to ensure that, notwithstanding such changes or revisions, Merck obtains the benefits contemplated to be realized by it pursuant to this Agreement.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives.

MERCK & CO., INC.                       MERCK-MEDCO MANAGED CARE, LLC

By:                                     By:
    ------------------------------          ---------------------------------
Name:                                   Name:
Title:                                  Title:

                                     ANNEX A
                                     -------

1. For each Calendar Quarter after the Calendar Quarter ending June 30, 2002, Merck shall pay to Medco the Total Rebate Amount, if any, in accordance with, and subject to, the provisions of Sections 2, 3, 4 and 5 of this Annex A. All capitalized terms used but not defined in this Annex A shall have the meanings set forth with respect thereto in the Managed Care Agreement to which this Annex A is attached (the "Agreement") or in Annex B to the Agreement.

2. Notwithstanding anything herein to the contrary, to the extent that, in the judgment of Merck, any rebate otherwise payable to Medco pursuant to the Agreement in respect of a Calendar Quarter would, alone or together with any other price reduction, including any prompt payment discount, at any time available to any Medco Party, establish a new Best Price for Merck during any period with respect to any Merck Product, the amount of such rebate shall be reduced to the extent necessary in the judgment of Merck so that such rebate shall not establish a new Best Price with respect to such Merck Product and Medco shall have no right to receive any other form of payment or compensation from Merck with respect to the rebate so reduced.

3. Within 90 days following the close of each Calendar Quarter, Medco shall deliver to Merck, in a mutually acceptable electronic format, the Quarterly Data required by Section 7.2 of the Agreement. Within 90 days after Merck's receipt of complete and accurate Quarterly Data, Merck shall make any rebate payment with respect to such Calendar Quarter due pursuant to the Agreement (as adjusted in accordance with Section 2 of this Annex A). Notwithstanding the foregoing, Merck shall not be required to pay any rebates with respect to utilization that occurred during a Calendar Quarter for which complete and accurate Quarterly Data is received by Merck more than 180 days following the close of that Calendar Quarter.

4. If any error is discovered in the data submitted or rebates paid under this Agreement, including the submission of information regarding utilization not subject to rebates under this Agreement, the rebates due hereunder shall be appropriately adjusted to reflect the error and Merck or Medco shall make payment to the other as required to reflect such adjustment, within 10 business days from the date such adjustment is determined. If Merck has overpaid Medco, Merck may, at its sole discretion, deduct the amount of the overpayment from future rebate payments due pursuant to this Agreement.

5. At the time of each rebate payment, Merck shall provide Medco with reconciliation statements. Medco acknowledges that it is aware of the provisions with respect to the reporting of discounts pursuant to 42 C.F.R. ss. 1001.952(h)(1) and agrees to use the reconciliation statements to accurately report to private and governmental third-party payors, Plan sponsors, patients, and other individuals or entities the net effective discount price for each Merck Product for which a rebate has been paid under this Agreement, to the extent required under applicable federal or state law.

6. Medco represents and warrants to Merck that all Individual Formulary Access Rebate Amounts received by Medco from Merck pursuant to the Agreement will be passed on to Medco Plans, less any applicable management, administrative or other fees, all of which shall comply with Section 6 of the Agreement.

                                     ANNEX B
                                     -------

         "Aggregate Medco Cost" of any Merck Product for any Calendar Quarter
          --------------------
means the product of (x) the Catalog Price of such Merck Product for such Calendar Quarter and (y) the sum of the Units of such Merck Product from all Eligible Prescriptions of that Merck Product dispensed in that Calendar Quarter.

         "Applicable Percentage" shall have the meaning set forth on Schedule 4
          ---------------------
to this Annex B.

         "Exclusion Period" means, for any New Merck Product under any Medco
          ----------------
Plan, a period ending as of the expiration of the fourth Calendar Quarter from and including the first Calendar Quarter in which any of the following events occurs: (i) the P&T Committee of such Medco Plan reviews such New Merck Product for Formulary acceptance; (ii) such New Merck Product is listed on the Formulary of such Medco Plan; or (iii) a period of four calendar months shall have elapsed from the first date of sale of such New Merck Product by Merck.

         "Formulary Access Rebate Amount" for any Calendar Quarter shall be: (x)
          ------------------------------
if, during such Calendar Quarter, (i) Medco shall have failed to comply with any of its obligations under Article 7 or Sections 10.1, 10.3, 10.5, 10.6, 12.4,
12.9 or 12.10 of the Agreement, or (ii) the MAS Premium Percentage is less than the Minimum MAS Premium Percentage, zero; and (y) in any other case, the sum of the Individual Formulary Access Rebate Amounts for all Merck Products.

         "Formulary Access Rebate Deduction" shall equal, for any Calendar
          ---------------------------------
Quarter in which the MAS Premium Percentage is lower than the 2001 MAS Premium Percentage, (x) the applicable percentage set forth on Schedule 1 multiplied by
(y) the Formulary Access Rebate Amount for such Calendar Quarter.

         "Individual Formulary Access Percentage" for each Merck Product shall
          --------------------------------------
be as set forth on Schedule 2 to this Annex B.

         "Individual Formulary Access Rebate Amount" for any Calendar Quarter,
          -----------------------------------------

for any Merck Product (other than for Zocor(R)) shall be equal to (x) the Individual Formulary Access Percentage for such Merck Product, multiplied by (y) the Aggregate Medco Cost of all Eligible Prescriptions of such Merck Product during such Calendar Quarter under Existing Medco Plans that constitute Eligible Medco Plans and New Medco Plans that constitute Formulary Managed Medco Plans, and for Zocor(R) shall be equal to the Zocor(R) Individual Formulary Access Rebate Amount for such Calendar Quarter. Notwithstanding the foregoing, (a) no Individual Formulary Access Rebate Amount shall be paid in respect of any Eligible Prescription under any Existing Medco Plan or Formulary Managed Medco Plan in respect of which Medco Plan (1) Medco breached any of its obligations under Article 2 of the Agreement with respect to any Merck Product in such Calendar Quarter or (2) Merck elects, in accordance with Section 2.6(d) of the Agreement, that no Individual Formulary Access Rebate Amount be paid and (b) no Individual Formulary Access Rebate Amount shall be paid in respect of Eligible Prescriptions of any Merck Product under a Medco Plan in respect of which Merck Product and Medco Plan Merck Elects, in accordance with Section 2.6(e) of the Agreement, that no Individual Formulary Access Amount be paid in respect of such Merck Product under such Medco Plan.

         "MAS Premium Percentage" for any Calendar Quarter means the sum of all
          ----------------------
the Weighted Medco Market Share Premium Percentages for such Calendar Quarter; provided that for purposes of the calculation of MAS Premium Percentage, any New Merck Product shall not be treated as a Merck Product during the Exclusion Period.

         "MAS Rebate" shall equal, for any Calendar Quarter in which the MAS
          ----------
Premium Percentage is equal to or exceeds the Minimum MAS Premium Percentage, the applicable percentage set forth on Schedule 3 to this Annex B multiplied by the sum of the Aggregate Medco Cost of all Eligible Prescriptions of all Merck Products dispensed during such Calendar Quarter under all Eligible Medco Plans. Notwithstanding the foregoing, if during any Calendar Quarter, Medco shall have failed to comply with any of its obligations under Article 7 or Sections 10.1, 10.3, 10.5, 10.6, 12.4, 12.9 or 12.10 of the Agreement, the MAS Rebate for that Calendar Quarter shall be zero.

         "Medco Share Weight" for any Merck Product for any Calendar Quarter
          ------------------
means the result (expressed as a percentage) obtained by dividing (x) the Aggregate Medco Cost of that Merck Product in that Calendar Quarter by (y) the sum of the Aggregate Medco Cost of all Merck Products in that Calendar Quarter.

         "Minimum MAS Premium Percentage" means, for any Calendar Quarter, the
          ------------------------------
2001 MAS Premium Percentage less seven (7) percentage points. The Minimum MAS Premium Percentage shall be subject to adjustment as follows: if (x) any Medco Party enters into a contract to provide PBM Services to any New Medco Plan or group of New Medco Plans having the same Plan sponsor that cover(s) more than one million Members in the aggregate and that constitute(s) Eligible Medco Plan(s) for purposes of the Agreement, and (y) assuming that such New Medco Plan or New Medco Plans had been treated for purposes of computation of the MAS Premium Percentage for the Calendar Quarter preceding the Calendar Quarter in which such New Medco Plan or group of New Medco Plans became such Eligible Medco Plan(s), the MAS Premium Percentage for such New Medco Plan or group of New Medco Plans, calculated solely with respect to that New Medco Plan or group of New Medco Plans (the "New Plan MAS Premium Percentage"), would have exceeded the Minimum MAS Premium Percentage as in effect immediately prior to the adjustment required by this sentence, then, effective as of the first day of the Calendar Quarter in which such New Medco Plan or group of New Medco Plans become such, the Minimum MAS Premium Percentage (and each of the Tiers set forth under "MAS Premium Percentage" in Schedule 3 to this Annex B) shall be increased, by an amount equal to the result obtained by multiplying (1) the excess of (A) the New Plan MAS

Premium Percentage for such New Medco Plan or group of New Medco Plans over (B) the Minimum MAS Premium Percentage as in effect immediately prior to the adjustment required by this sentence, by (2) a fraction, the numerator of which shall be the Aggregate Medco Cost for all Eligible Prescriptions of Merck Products under such New Medco Plan or group of New Medco Plans for the immediately preceding Calendar Quarter and the denominator of which shall be the Aggregate Medco Cost for all Eligible Prescriptions of Merck Products under all Eligible Medco Plans for the immediately preceding Calendar Quarter (for purposes of this clause (2) (x) treating such New Medco Plan or group of New Medco Plans as if they had been Eligible Medco Plans during such Calendar Quarter, and (y) treating prescriptions dispensed under such New Medco Plan or group of New Medco Plans (other than those described in clauses (1) through (3) of the definition of Eligible Prescriptions) as Eligible Prescriptions, including for purposes of calculating the number thereof, with each such prescription dispensed by a mail service pharmacy under such New Medco Plan or group of New Medco Plans deemed to have been dispensed by a Medco Mail Service Pharmacy and each such prescription dispensed by a retail pharmacy under such New Medco Plan or group of New Medco Plans deemed to have been dispensed by a pharmacy participating in the Medco Retail Network of Pharmacies). In addition, Merck recognizes that Zocor(R) is expected to lose its status as a Pharmaceutical Product during 2006 and agrees to discuss with Medco possible changes to this definition commencing approximately 18 months prior to the date Zocor(R) is expected to lose its status as a Pharmaceutical Product. The foregoing sentence shall not constitute a commitment on the part of Merck to agree to any change to the Minimum MAS Premium Percentage.

         "Total Rebate Amount" for any Calendar Quarter shall be equal to (1)
          -------------------
the Formulary Access Rebate Amount for such Calendar Quarter, if any, plus (2) the MAS Rebate for such Calendar Quarter, if any, less (3) the Formulary Access Rebate Deduction for such Calendar Quarter, if any, and, solely in the case of the fourth Calendar Quarter of any True-up Period, plus (4) the Zocor(R) Annual Market Share Rebate Amount, if any. Notwithstanding any other provision of the Agreement or Annex A or any of the Schedules thereto, if (x) any Medco Party enters into a contract to provide PBM Services to any New Medco Plan or group of New Medco Plans having the same Plan sponsor that cover(s) more than one million Members in the aggregate and that constitute(s) Eligible Medco Plan(s) for purposes of the Agreement, and (y) assuming that such New Medco Plan or New Medco Plans had been treated for purposes of computation of the MAS Premium Percentage for the Calendar Quarter preceding the Calendar Quarter in which such New Medco Plan or group of New Medco Plans became such Eligible Medco Plan(s), the New Plan MAS Premium Percentage for such New Medco Plan or group of New Medco Plans would have been less than the Minimum MAS Premium Percentage as in effect as of the last day of such preceding Calendar Quarter, then, until the expiration of the fourth Calendar Quarter from and including the Calendar Quarter in which such New Medco Plan or group of New Medco Plans became such, prescriptions under such New Medco Plan or group of New Medco Plans (other than those described in clauses (1) through (3) of the definition of Eligible Prescriptions) shall be treated as Eligible Prescriptions (including for purposes of calculating the number thereof, with each such prescription dispensed by a mail service pharmacy under such New Medco Plan or group of New Medco Plans deemed to have been dispensed by a Medco Mail Service Pharmacy and each such prescription dispensed by a retail pharmacy under such New Medco Plan or group of New Medco Plans deemed to have been dispensed by a pharmacy participating in the Medco Retail Network of Pharmacies) solely for purposes of calculating the Formulary Access Rebate Amount and not for purposes of calculating any MAS Rebate and such New Medco Plan or group of New Medco Plans shall not be taken into account for purposes of any calculation of MAS Premium Percentage.

         "True-up Period" means each of the four Calendar Quarter periods ending
          --------------
on June 30 of 2003 and of each year thereafter during the term of the Agreement; provided, however, that if the Agreement is terminated in accordance with
Article 8 as of a date other than June 30, for purposes hereof the final True-up Period shall begin on the day after the conclusion of the preceding True-up Period and end as of the date of such termination.

         "2001 MAS Premium Percentage" means, (x) for the Calendar Quarter
          ---------------------------
ending June 30, 2002, the sum of all of the Weighted Medco Market Share Premium Percentages for the Calendar Quarter ended December 31, 2001, and (y) for each subsequent Calendar Quarter, the sum of all of the Weighted Medco Market Share Premium Percentages for the Calendar Quarter ended December 31, 2001, excluding from such calculation Prinivil(R)/Prinzide(R) and the Therapeutic Category that includes Prinivil(R)/Prinzide(R). In computing the 2001 MAS Premium Percentage, the Weighted Medco Market Share Premium Percentage for Zocor(R) to be utilized in determining the sum of all Weighted Medco Market Share Premium Percentages shall be calculated assuming the Medco Market Share for Zocor(R) for the Calendar Quarter ended December 31, 2001 is three percentage points less than the actual Medco Market Share for Zocor(R) for the Calendar Quarter ended December 31, 2001. Medco shall deliver to Merck within 30 days from the date of execution of the Agreement the Quarterly Data with respect to the Calendar Quarter ended December 31, 2001. Within 30 days after receipt of complete and accurate Quarterly Data for the Calendar Quarter ended December 31, 2001, Merck shall calculate the 2001 MAS Premium Percentages referred to in clauses (x) and
(y) of the first sentence of this definition. The 2001 MAS Premium Percentage shall be subject to adjustment as follows: if (x) any Medco Party enters into a contract to provide PBM Services to any New Medco Plan or group of New Medco Plans that cover(s) more than one million Members in the aggregate and that constitute(s) Eligible Medco Plan(s) for purposes of the Agreement, and (y) assuming that such New Medco Plan or New Medco Plans had been treated for purposes of computation of the MAS Premium Percentage for the Calendar Quarter preceding the Calendar Quarter in which such New Medco Plan or group of New Medco Plans became such Eligible Medco Plan(s), the New Plan MAS Premium Percentage for such New Medco Plan or group of New Medco Plans would have exceeded the 2001 MAS Premium Percentage as in effect immediately prior to the adjustment required by this sentence, then, effective as of the first day of the Calendar Quarter in which such New Medco Plan or group of New Medco Plans become such, the 2001 MAS Premium Percentage (and each of the Tiers set forth under "MAS Premium Percentage" in Schedule 1 to this Annex B) shall be increased, by an amount equal to the result obtained by multiplying (1) the excess of (A) the New Plan MAS Premium Percentage for such New Medco Plan or group of New Medco Plans over (B) the 2001 MAS Premium Percentage as in effect immediately prior to the adjustment required by this sentence, by (2) a fraction, the numerator of which shall be the Aggregate Medco Cost for all Eligible Prescriptions of Merck Products under such New Medco Plan or group of New Medco Plans for the immediately preceding Calendar Quarter and the denominator of which shall be the Aggregate Medco Cost for all Eligible Prescriptions of Merck Products under all Eligible Medco Plans for the immediately preceding Calendar Quarter (for purposes of this clause (2) (x) treating such New Medco Plan or group of New Medco Plans as if they had been Eligible Medco Plans during such Calendar Quarter and (y) treating prescriptions dispensed under such New Medco Plan or group of New Medco Plans (other than those described in clauses (1) through (3) of the definition of Eligible Prescriptions) as Eligible Prescriptions, including for purposes of calculating the number thereof, with each such prescription dispensed by a mail service pharmacy under such New Medco Plan or group of New Medco Plans deemed to have been dispensed by a Medco Mail Service Pharmacy and each such prescription dispensed by a retail pharmacy under such New Medco Plan or group of New Medco Plans deemed to have been dispensed by a pharmacy participating in the Medco Retail Network of Pharmacies). In addition, Merck recognizes that Zocor(R) is expected to lose its status as a Pharmaceutical Product during 2006 and agrees to discuss with Medco possible changes to this definition commencing approximately 18 months prior to the date Zocor(R) is expected to lose its status as a Pharmaceutical Product. The foregoing sentence shall not constitute a commitment on the part of Merck to agree to any change to 2001 MAS Premium Percentage.

         "Weighted Medco Market Share Premium Percentage" for any Merck Product
          ----------------------------------------------
for any Calendar Quarter means the result (which may be zero, negative or positive ) obtained by multiplying (x) the Medco Share Weight for that Merck Product for that Calendar Quarter by (y) the result (expressed as a percentage) obtained by (1) dividing (A) the Medco Market Share for that Merck Product for that Calendar Quarter by (B) the National Market Share for that Merck Product for that Calendar Quarter and (2) subtracting 100% from such quotient; provided that if the result obtained pursuant to the calculation in this clause (y) exceeds 100% with respect to any Merck Product, the result shall be deemed equal to 100% for purposes of this clause (y).

         "Zocor(R) Annual Market Share Rebate Amount" shall mean, for any
          ------------------------------------------
True-up Period in which the result obtained by subtracting (x) 100% from (y) the quotient of the Medco Market Share for Zocor(R) for the four Calendar Quarters in such True-up Period, divided by the National Market Share for Zocor(R) for such four Calendar Quarters is equal to or greater than the Zocor(R) 2001 Premium Percentage, an amount equal to the excess, if any, of (a) (i) the Zocor(R) Maximum Individual Formulary Access Percentage set forth on Schedule 2 to this Annex B, multiplied by (ii) the Aggregate Medco Cost of all Eligible Prescriptions of Zocor(R) during all Calendar Quarters of the True-up Period under Zocor(R) High Control Eligible Medco Plans and Zocor(R) General Control Eligible Medco Plans (other than Zocor(R) High Control Eligible Medco Plans and Zocor(R) General Control Eligible Plans in respect of which (1) Medco breached any of its obligations under Article 2 of this Agreement during the applicable Calendar Quarter or (2) Merck elects, with respect to the applicable Calendar Quarter, in accordance with Section 2.6(d) of the Agreement, that no Individual Formulary Access Rebate Amount be paid with respect to any Eligible Prescription or, in accordance with
Section 2.6(e) of the Agreement, that no Individual Formulary Access Rebate Amount be paid with respect to Eligible Prescriptions of Zocor(R)) over (b) the sum of all Zocor(R) Individual Formulary Access Rebate Amounts for all Calendar Quarters of the True-up Period (other than Zocor(R) High Control Eligible Medco Plans and Zocor(R) General Control Eligible Plans in respect of which (1) Medco breached any of its obligations under Article 2 of this Agreement during the applicable Calendar Quarter or (2) Merck elects, with respect to the applicable Calendar Quarter, in accordance with Section 2.6(d) of the Agreement, that no Individual Formulary Access Rebate Amount be paid with respect to any Eligible Prescription or, in accordance with Section 2.6(e) of the Agreement, that no Individual Formulary Access Rebate Amount be paid with respect to Eligible Prescriptions of Zocor(R)); provided that the Zocor(R) Annual Market Share Rebate Amount for any True-up Period shall be reduced by an amount that is proportional to the aggregate amount of the reductions in the Formulary Access Rebate Amounts for the four Calendar Quarters of such True-up Period pursuant to
Schedule 1 to this Annex B hereto. Notwithstanding the foregoing, if during any Calendar Quarter in such True-up Period, Medco shall have failed to comply with any of its obligations under Article 7 or Sections 10.1, 10.3, 10.5, 10.6, 12.4,
12.9 or 12.10 of the Agreement, the Zocor(R) Annual Market Share Rebate Amount for such True-up Period shall be zero.

         "Zocor(R) Alternative Individual Formulary Access Rebate Amount" for
          --------------------------------------------------------------
any Calendar Quarter shall be equal to the sum of (1) (x) the Zocor(R) High Control Individual Formulary Access Percentage set forth on Schedule 2 to this Annex B, multiplied by (y) the Aggregate Medco Cost of all Eligible Prescriptions of Zocor(R) during such Calendar Quarter under all Zocor(R)High Control Eligible Medco Plans and (2) (a) the Zocor(R) General Control Individual Formulary Access Percentage set forth on Schedule 2 to this Annex B, multiplied by (b) the Aggregate Medco Cost of all Eligible Prescriptions of Zocor(R) during such Calendar Quarter under all Zocor(R) General Control Eligible Plans.

         "Zocor(R) Individual Formulary Access Rebate Amount" for any Calendar
          --------------------------------------------------
Quarter shall be equal to the lesser of the Zocor(R) Alternative Individual Formulary Access Rebate Amount and the Zocor(R) Maximum Individual Formulary Access Rebate Amount.

         "Zocor(R) Maximum Individual Formulary Access Rebate Amount" shall mean
          ----------------------------------------------------------
(x) the Zocor(R) Maximum Individual Formulary Access Percentage set forth on
Schedule 2 to this Annex B, multiplied by (y) the Aggregate Medco Cost of all Eligible Prescriptions of Zocor(R) dispensed during such Calendar Quarter under all Zocor(R)High Control Eligible Medco Plans and Zocor(R) General Control Eligible Plans.

         "Zocor(R) 2001 Premium Percentage" means the result (expressed as a
          --------------------------------
percentage) obtained by (1) dividing (A) the Medco Market Share for Zocor(R) for the Calendar Quarter ended December 31, 2001 less the Zocor(R) Permitted Percentage Point Reduction set forth on Schedule 4 to this Annex B, by (B) the National Market Share for Zocor(R) for that Calendar Quarter and (2) subtracting 100% from such quotient. Medco shall deliver to Merck within 30 days from the date of execution of the Agreement the Quarterly Data with respect to Zocor(R) for the Calendar Quarter ended December 31, 2001. Within 30 days after receipt of complete and accurate Quarterly Data with respect to Zocor(R) for the Calendar Quarter ended December 31, 2001, Merck shall calculate the Zocor(R) 2001 Premium Percentage.